UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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IKON Office Solutions, Inc.

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PROXY STATEMENT
INFORMATION ON VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
GENERAL AND OTHER MATTERS
HOUSEHOLDING
ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

Notice of Annual Meeting of Shareholders

February 27, 2008

Dear Shareholder:

You are invited to attend the 2008 annual meeting of shareholders of IKON. The meeting will be held at our offices at 70 Valley Stream Parkway, Malvern, Pennsylvania on Wednesday, February 27, 2008, at 9:00 a.m. The purpose of the meeting is:

1.	To elect eleven members of the Board of Directors for the ensuing year;

2.	To ratify the selection of the firm of PricewaterhouseCoopers LLP (“PwC”) as IKON’s independent registered public accounting firm for the fiscal year ending September 30, 2008; and

3.	To conduct other business if properly raised at the meeting.

Only shareholders of record at the close of business on December 31, 2007 are entitled to vote on these matters. All shareholders who are entitled to vote are urged to do so at the meeting or by proxy.

In order to attend the meeting, you must present an admission ticket or provide separate verification of share ownership. Even if you expect to attend the meeting in person, it is recommended that you vote by proxy by signing and returning the accompanying proxy card in the enclosed postage-prepaid envelope. You may also vote your shares by telephone or through the internet by following the instructions set forth on the proxy card. If you later decide that you would like to vote in person at the meeting, or for any other reason you desire to revoke your proxy, you can revoke your proxy at any time before the voting occurs at the meeting.

Chairman and Chief Executive Officer

Malvern, Pennsylvania
January 18, 2008

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on February 27, 2008:

This proxy statement and IKON’s annual report to security holders for the fiscal year ended September 30, 2007 are available at www.IKON.com by clicking on “Investor Relations” and then clicking on “2008 Annual Meeting of Shareholders.”

IKON Office Solutions, Inc.
70 Valley Stream Parkway
Malvern, Pennsylvania 19355

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by IKON Office Solutions, Inc. (“IKON” or the “Company” or “we” or “us”), on behalf of our Board of Directors, to be used at our annual meeting of shareholders, which will be held on February 27, 2008 at 9:00 a.m. at our offices at 70 Valley Stream Parkway, Malvern, Pennsylvania. This proxy statement and the accompanying proxy card are being mailed to shareholders beginning January 18, 2008.

INFORMATION ON VOTING

Who Can Vote

Only holders of record of common stock at the close of business on December 31, 2007 will be entitled to vote at the meeting. On that date, there were 93,493,918 shares of common stock outstanding. Each record holder of common stock will be entitled to one vote for each share of common stock held of record.

How You Can Vote

You may vote in person at the meeting or by proxy. Instructions for voting by mail, internet, and telephone are on your proxy card. We recommend that you vote by proxy even if you plan to attend the meeting. If your shares are held in a stock brokerage account or by another nominee, such as a bank or trust (other than shares in IKON’s Retirement Savings Plan, which is discussed below), then the broker or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered to be the beneficial owner of those shares, with your shares being held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust, or other nominee how to vote their shares. Your broker or other nominee could vote your shares without your instructions on the proposals for the election of directors and the ratification of PwC as IKON’s independent registered public accounting firm, but is not required to do so. To be sure your shares are voted, you should instruct your broker or other nominee to vote your shares.

How You Can Change Your Vote

You may change your vote by delivering another proxy to the Company in accordance with the instructions on the proxy card before voting occurs at the meeting or by revoking your proxy and voting in person at the meeting. You may revoke your proxy by notifying the Secretary of the Company in writing any time before voting occurs at the meeting or by notifying the Company in person at the meeting. If you hold your shares in street name, you must contact your broker or other nominee regarding how to revoke your proxy and change your vote.

Manner for Voting Proxies

The shares represented by valid proxies will be voted in the manner specified on the proxy card. Where specific choices are not indicated on the proxy card, the shares represented by valid proxies will be voted as recommended by our Board of Directors on all matters. Should any business matter not described in this proxy statement be properly presented at the meeting, the persons named in the proxy card will vote in accordance with their judgment. The Board of Directors knows of no matter, other than the election of director nominees listed in this proxy statement and the ratification of the selection of PwC as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2008, that may be presented at the meeting.

You are urged to sign and return promptly your proxy card, or vote by phone or the internet, to make certain your shares will be voted at the meeting. For your convenience, a return envelope is enclosed, requiring no additional postage if you mail your signed proxy card in the United States. If you receive more than one proxy card because you have multiple accounts, you should sign and return all proxy cards received, or submit your vote by phone or through the internet with respect to each proxy card, to be sure all of your shares are voted.

Voting Shares in the IKON Retirement Savings Plan

The Retirement Savings Plan trustee will vote plan shares as participants direct on their proxy card. The proxy card will serve as voting instructions for participants in the Retirement Savings Plan. If participants do not sign and return a proxy card, or vote by phone or the internet, the trustee will generally vote their plan shares in the same ratio indicated by the voting instructions that the trustee receives from other participants, unless it is contrary to applicable law to do so. In its discretion, the trustee may also determine that if less than a minimal percentage of shares are voted (for example, the trustee used 5% as a minimal percentage last year in connection with IKON’s 2007 annual meeting), the trustee may vote any shares not voted by participants in its discretion without regard to the ratio indicated by the voting instructions it received from other participants. If participants sign and return a proxy card but fail to indicate how they wish to vote, the trustee will vote their plan shares in accordance with the recommendation of the Board of Directors.

Participants in the Retirement Savings Plan must complete, date, sign, and return their proxy card, or vote by phone or through the internet, no later than 5:00 p.m., Eastern Standard Time, February 26, 2008 for the shares represented by the proxy to be voted in the manner directed therein by the participant. Participants may attend the annual meeting; however, participants’ shares can only be voted as described above in this paragraph.

Vote Required for Approval

A quorum is necessary to conduct the business of the meeting. This means that holders of a majority of the outstanding shares of common stock must be represented at the meeting, either by proxy or in person. Abstentions are counted as shares present at the meeting for purposes of determining whether a quorum exists. Shares represented by broker non-votes are also counted in determining the quorum at the meeting, but are not counted for voting purposes. Votes that are withheld from a director nominee are also counted in determining the quorum at the meeting, but do not count as votes in determining the election of directors. An executed proxy that fails to specify a choice on any matter will be voted in accordance with the recommendation of the Board of Directors. Votes are tabulated by National City Bank, our transfer agent.

If a quorum is present at the meeting, the eleven nominees for director receiving the highest number of “For” votes will be elected as directors. Votes may be cast “For” or withheld from a director nominee. Member firms of the New York Stock Exchange (“NYSE”) have authority to vote on this proposal as a routine item and, therefore, need not decline to vote in the absence of voting directions from an investor. On all other matters being submitted to shareholders, an affirmative vote of a majority of the shares present, or represented, and entitled to vote at the meeting is required for approval. Accordingly, an abstention on these other matters will have the effect of a vote against the proposal because it is one fewer vote for approval.

Attendance at Meeting

You may attend the meeting in person if you were a shareholder of record of the Company on December 31, 2007 or you hold a valid proxy from a shareholder of record as of that date. If you are not a shareholder of record but hold shares through a broker, bank, trust or other nominee, you should provide proof of beneficial ownership as of December 31, 2007, such as your most recent account statement prior to that date or a copy of the voting instruction card provided by your broker, bank, trust or other nominee, to the Company at the address below in order to obtain an admission ticket to the meeting:
IKON Office Solutions, Inc.
70 Valley Stream Parkway
Malvern, PA 19355
Attn: Secretary

PROPOSAL 1
ELECTION OF DIRECTORS

Nominees for Election as Directors

A Board of Directors consisting of eleven directors is proposed to be elected to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. The eleven nominees, together with the position(s) currently held by each nominee with the Company, are listed below. All of the nominees are currently directors of IKON. The Board of Directors is not aware that any nominee named in this proxy statement is unable or unwilling to accept nomination or election. If any nominee becomes unable to accept nomination or election, the persons named in the proxy card will vote for the election of any other person that the Board of Directors may recommend at or prior to the annual meeting or the Board of Directors may reduce the number of directors to be elected. The Board of Directors unanimously recommends a vote “For” the election of the eleven nominees listed below.

			Director
Name	Position(s) with the Company	Age	Since

Matthew J. Espe	Chairman, President, and Chief Executive Officer	49	2002
Philip E. Cushing	Director	57	1997
Thomas R. Gibson	Lead Independent Director	65	1999
Richard A. Jalkut	Director	63	1996
Arthur E. Johnson	Director	61	1999
Kurt M. Landgraf	Director	61	2000
Gerald Luterman	Director	64	2003
William E. McCracken	Director	65	2003
William L. Meddaugh	Director	64	2003
Hellene S. Runtagh	Director	59	2007
Anthony P. Terracciano	Director	69	2003

Matthew J. Espe. Mr. Espe has been the Chairman of IKON since 2003 and our President and Chief Executive Officer and a Director since 2002. Prior to his employment with IKON, Mr. Espe was President and Chief Executive Officer of GE Lighting (2000 through 2002), President of GE Plastics—Europe (1999 through 2000), and President of GE Plastics—Asia (1998 through 1999), each a division of General Electric Company, a diversified industrial company. He also serves on the Advisory Board of the University of Idaho and is a director of Unisys Corporation.

Philip E. Cushing. Mr. Cushing has been Chairman of Strix Ltd., a U.K. manufacturing company, since 2006. He has also been Chairman of each of DCI Biologicals, Inc., a health services management company, and Paragon Print and Packaging Limited, a U.K. packaging company, since 2002. He was also Chairman of Fosbel Holdings Limited, a U.K. industrial maintenance company, from 2003 to 2005. From 2001 through 2002, he was Chairman of Pelican Restaurants Limited, a leading U.K. restaurant company. From 2000 through 2001, he was Group Chief Executive of The Vitec Group plc, a photographic and broadcast systems and services company. From 1996 through 1999, he was Group Chief Executive of Inchcape plc, an international distribution and business services company.

Thomas R. Gibson. Mr. Gibson has been the Lead Independent Director of IKON’s board of directors since 2003. He presently serves as a senior advisor to Cerberus Capital Management, L.P. He has also been Chairman Emeritus of Asbury Automotive Group, an automotive retailer, since 2004. He was a Co-Founder of Asbury Automotive Group in 1994 and has held various other positions with that company, including Chairman and Chief Executive Officer (1994 through 2004). In addition to serving as President and Chief Operating Officer of Subaru of America, he has held several senior sales and marketing positions with Chrysler Corporation and Ford Motor Company. He also serves as a director of Chrysler LLC, Alliance Inspection Management, LLC, Dealer Tire, LLC, and DealerTrack Holdings, Inc.

Richard A. Jalkut. Mr. Jalkut has been the President and Chief Executive Officer of U.S. TelePacific Corp., a telecommunications company, since 2002. He also served on IKON’s board of directors as Lead Independent Director from 2000 through 2003, and Non-Executive Chairman from 1998 through 2000. From 1997 through

2001, Mr. Jalkut was the President and Chief Executive Officer of PathNet, a telecommunications company. He was also the President and Chief Executive Officer of the NYNEX Telephone Companies from 1991 through 1997. He also serves as a director of Covad Communications Group, Inc. and HSBC-USA.

Arthur E. Johnson. Mr. Johnson has been the Senior Vice President, Corporate Strategic Development, of Lockheed Martin Corporation, an advanced technology company, since 1999. From 1997 through 1999, he was President and Chief Operating Officer of Lockheed Martin Information and Services Sector. He also serves as a director of AGL Resources, Inc.

Kurt M. Landgraf. Mr. Landgraf has been the President and Chief Executive Officer of Educational Testing Service, a private educational testing and measurement organization, since 2000. He was the Executive Vice President and Chief Operating Officer of E.I. du Pont de Nemours and Company, a science and technology company, from 1998 through 2000, and Chairman of each of DuPont Europe, an affiliate of E.I. du Pont de Nemours and Company, and The DuPont Pharmaceutical Company, a division of E.I. du Pont de Nemours and Company, from 1997 through 2000. Mr. Landgraf was also Chief Financial Officer and Executive Vice President of E.I. du Pont de Nemours and Company from 1997 through 1998. He also serves as a director of Corning Incorporated and Louisiana-Pacific Corporation.

Gerald Luterman. Mr. Luterman was Executive Vice President and Chief Financial Officer of KeySpan Corporation, a natural gas and electric utility company, from August 1999 through August 2007, when it was acquired by National Grid PLC. Prior to this period, he has held senior financial positions with Arrow Electronics, Inc., a technology services company, barnesandnoble.com, an online book retail company, and American Express, a global payments, network and travel company. He also serves as a director of U.S. Shipping Partners L.P., and SunEdison, LLC, and as a member of the Board of Trustees of Lutheran Medical Center.

William E. McCracken. Mr. McCracken has been the President of Executive Consulting Group, LLC, a general business and management strategy consulting company, since 2003. From 1998 through 2001, he was General Manager of IBM Printing Systems Division, a division of International Business Machines Corporation, an information technology company. He spent 35 years at International Business Machines Corporation in a variety of leadership positions before retiring from the company in 2001. Mr. McCracken also serves as Chairman of Computer Associates International, Inc. and as Chairman of the Board of Trustees of Lutheran Social Ministries of New Jersey.

William L. Meddaugh. Mr. Meddaugh was President and Chief Executive Officer of GE Supply Company, a division of General Electric Company, a diversified industrial company, from 1996 through 2003. He spent more than 37 years at General Electric Company in a variety of professional and management positions before retiring from the company in 2003.

Hellene S. Runtagh. Ms. Runtagh was President and Chief Executive Officer of the Berwind Group, a diversified pharmaceutical services, industrial manufacturing, and real estate company, from June 2001 through December 2001. From 1998 through 2001, she was Executive Vice President of Universal Studios, a media and entertainment company. Prior to joining Universal Studios, she spent 25 years at General Electric Company, a diversified industrial company, in a variety of leadership positions. She also serves as a director of Lincoln Electric Holdings, Inc. and NeuStar, Inc.

Anthony P. Terracciano. On January 7, 2008, Mr. Terracciano was named Chairman of SLM Corporation (Sallie Mae), an education finance company. He was Chairman of Riggs National Corporation, a financial services company, from 2005 until its acquisition by The PNC Financial Services Group, Inc. later that year. From 1998 through 2003, he was Vice Chairman of American Water Works, a utility company. From 1999 through 2002, he was Chairman of Dime Bancorp, Inc., a financial services company. From 1995 through 1997, he was President of First Union Corporation, a financial services company. From 1990 through 1995, he was Chairman and Chief Executive Officer of First Fidelity Bank, and, from 1987 through 1990, he was President of Mellon Bank, each a financial services company. He also serves as a director of TradeCard Inc. and Knoll, Inc., and on the Boards of Trustees of Monmouth Medical Center and the University of Medicine and Dentistry of New Jersey.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE

CORPORATE GOVERNANCE

Director Independence

The Corporate Governance Committee of the Board of Directors has determined that each member of the Board of Directors, with the exception of Mr. Espe, is “independent,” as such term is defined in the applicable listing standards of the NYSE. In order to assist in determining director independence, the Corporate Governance Committee has adopted categorical standards of independence and will annually review the relationship that each director has with IKON to ensure independence. In addition, the Corporate Governance Committee will take appropriate steps to identify potential conflicts of interest and will determine on a case-by-case basis, by considering all relevant facts and circumstances, whether a director is involved in a conflict of interest that may adversely affect his or her ability to serve on the Board of Directors or on a committee. In making such determination, the Corporate Governance Committee will consider the issue from both the standpoint of the director and the standpoint of the other persons or companies with which the director has an affiliation that is in question.

The Corporate Governance Committee has defined an “independent director” as one who:

•	Has no material relationship with IKON, either directly or as a partner, shareholder, or officer of a company that has a relationship with the Company. Material relationships may include, but are not limited to, those that are commercial, industrial, banking, consulting, legal, accounting, charitable, and/or familial. The Corporate Governance Committee generally does not, however, consider ordinary-course customer transactions to be material for this purpose;

•	Has not been an employee, and does not have an immediate family member who has been an executive officer, of IKON, or any of its subsidiaries, at any time during the last three years;

•	Has not received, and does not have an immediate family member who has received, more than $100,000 in direct compensation from IKON during any twelve-month period within the last three years, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on the director’s continued service);

•	Is not, and does not have an immediate family member who is, a current partner of IKON’s internal or external auditor;

•	Is not a current employee of IKON’s internal or external auditor, and does not have an immediate family member who is a current employee of IKON’s external auditor and who participates in the firm’s audit, assurance, or tax compliance (but not tax planning) practice;

•	Has not been, and does not have an immediate family member who has been, a partner or employee of IKON’s internal or external auditor and personally worked on IKON’s audit at any time during the last three years;

•	Has not been employed, and does not have an immediate family member who has been employed, as an executive officer of another company where any of IKON’s present executives serve or served at the same time on the other company’s compensation committee at any time during the last three years; and

•	Is not an employee, and does not have an immediate family member who is an executive officer, of a company that has made payments to, or received payments from, IKON for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

This definition of an “independent director” is set forth in the Company’s Criteria for Board and Committee Service, which is available on the Company’s website, www.IKON.com, by clicking on “About IKON” and then clicking on “Board of Directors.”

Committees of the Board of Directors; Meetings

There are five standing committees of the Board of Directors: the Audit Committee, the Corporate Governance Committee, the Human Resources Committee, the Investment and Strategy Committee, and the Executive Committee, each of which is described below. Between meetings of the Board of Directors, certain of its powers may be exercised by these standing committees, and these committees, as well as the Board of Directors, sometimes act by unanimous written consent. The Board of Directors has also adopted Corporate Governance Principles, which are available on the Company’s website, www.IKON.com, by clicking on “About IKON” and then clicking on “Board of Directors.” Our Code of Ethics, which covers all directors, officers, and employees of IKON, is also available on our website, www.IKON.com, by clicking on “Investor Relations” and then clicking on “Corporate Governance.” We will promptly post any amendments to or waivers of our Code of Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our website. Our Corporate Governance Principles and Code of Ethics, along with the charters for the Audit Committee, the Corporate Governance Committee, and the Human Resources Committee, are also available in print to any shareholder who requests them by contacting Henry M. Miller, Jr., Investor Relations, IKON Office Solutions, Inc., 70 Valley Stream Parkway, Malvern, PA 19355.

The Audit Committee is chaired by Mr. Landgraf. Its other members are Messrs. Gibson, Jalkut, Luterman, and McCracken. Each current member of the Audit Committee is “independent,” as such term is defined in the applicable listing standards of the NYSE. In addition, the Board of Directors has determined that Messrs. Landgraf and Luterman are “audit committee financial experts” as defined by the Securities and Exchange Commission (“SEC”) rules. The Audit Committee functions include the following: (i) review the independent auditor’s report relating to the audits of our financial statements and internal control over financial reporting and (ii) review and discuss internal financial controls and accounting procedures with both our independent auditor and our internal auditors. A copy of the Audit Committee charter is available on the Company’s website, www.IKON.com, by clicking on “About IKON” and then clicking on “Board of Directors.” The Audit Committee met 5 times during the fiscal year ended September 30, 2007. Additional information about the Audit Committee is contained in the Audit Committee Report on page 39 of this proxy statement.

The Corporate Governance Committee is chaired by Mr. Gibson. Its other members are Messrs. Cushing, Jalkut, Johnson, Landgraf, and Terracciano. Each current member of the Corporate Governance Committee is “independent,” as such term is defined in the applicable listing standards of the NYSE. The Corporate Governance Committee functions include the following: (i) to review and evaluate director candidates for the Board of Directors and to make recommendations to the Board of Directors concerning nominees for election as members of the Board of Directors; (ii) to evaluate and recommend an appropriate committee structure of the Board of Directors and to recommend to the Board of Directors those directors to be selected for membership on the various committees of the Board of Directors; (iii) to determine the compensation of independent directors; and (iv) to set and implement policies regarding corporate governance. A copy of the Corporate Governance Committee charter is available on the Company’s website, www.IKON.com, by clicking on “About IKON” and then clicking on “Board of Directors.” The Corporate Governance Committee met 3 times during the fiscal year ended September 30, 2007.

The Human Resources Committee is chaired by Mr. Terracciano. Its other members are Messrs. Gibson, Luterman, and Meddaugh and Ms. Runtagh. Each current member of the Human Resources Committee is “independent,” as such term is defined in the applicable listing standards of the NYSE. The Human Resources Committee functions include the following: (i) to assist the Board of Directors in fulfilling its responsibilities to shareholders relating to succession planning for our Chief Executive Officer and our other executive officers; (ii) to evaluate the performance of our Chief Executive Officer; and (iii) to set policies regarding executive compensation and determine the total compensation of each of our executive officers. The Human Resources Committee has all of the powers and exercises all of the duties of the Board of Directors in the administration of, and as described in, our equity compensation, employee stock purchase, long-term incentive compensation, deferred compensation and other similar plans. As described in this proxy statement, the Human Resources Committee has engaged an independent compensation consultant to assist with the fulfillment of its executive compensation responsibilities. A copy of the Human Resources Committee charter is available on the Company’s website, www.IKON.com, by clicking on “About IKON” and then clicking on “Board of Directors.” The Human Resources Committee met 6 times during the fiscal year ended September 30, 2007.

The Investment and Strategy Committee is chaired by Mr. Johnson. Its other members are Messrs. Cushing, McCracken, Meddaugh, and Terracciano. The Investment and Strategy Committee functions include the following: (i) to review and approve acquisitions and divestitures of businesses and to recommend to the Board of Directors the issuance of stock or debt with respect to those transactions; (ii) to approve certain capital expenditures; and (iii) to review investment-related activity and the business strategy and direction of IKON. The Investment and Strategy Committee met once during the fiscal year ended September 30, 2007.

The Executive Committee is chaired by Mr. Espe. Its other members are Messrs. Gibson and Jalkut. The Executive Committee has been granted with and may exercise the powers of the Board of Directors between regular meetings of the Board of Directors. The Executive Committee did not meet, but took action by unanimous written consent twice, during the fiscal year ended September 30, 2007.

Currently, Mr. Espe is the Chairman of the Board of Directors, and Mr. Gibson is the Lead Independent Director. Mr. Gibson presides at any executive sessions of the non-management directors.

During the fiscal year ended September 30, 2007, the Board of Directors met 9 times. Each director attended at least 75% of the total number of the meetings of the Board of Directors and the meetings of all committees on which he or she served. The Company does not maintain a policy requiring directors to attend the annual meeting of shareholders. With the exception of Ms. Runtagh, all current directors were in attendance at the 2007 annual meeting of shareholders.

Director Nomination Process

The Corporate Governance Committee engages third party search firms to assist in identifying and assessing the qualifications of director candidates. In addition, the Corporate Governance Committee considers recommendations for director candidates from the Company’s shareholders and directors. Shareholders may submit recommendations for director candidates in accordance with the process outlined below in “Shareholder Nominations.”

The Corporate Governance Committee evaluates each director candidate in light of, among other things, the candidate’s experience and qualifications. Qualifications required of the Company’s directors are contained in our Criteria for Board and Committee Service, which can be found on our website, www.IKON.com, by clicking on “About IKON” and then clicking on “Board of Directors.” Director candidates will only be considered for nomination if they meet the qualifications required of the Company’s directors, which include the following:

•	Directors must possess integrity and strong ethics;

•	Directors shall be experienced in leading major organizations as executive officers;

•	Directors shall not stand for re-election to the Board of Directors once they reach the age of seventy;

•	Directors are expected to possess good judgment and the ability to analyze complex business and public issues; and

•	Directors are not permitted to serve on the Board of Directors of more than four public companies, and Audit Committee members are not permitted to serve on the Audit Committees of more than three public companies, unless approved by the Board of Directors.

Additional special criteria also apply to directors being considered to serve on particular committees of the Board of Directors. For example, members of the Audit Committee must meet additional standards of independence and must be financially literate. In addition, the Board of Directors must consist of a majority of independent directors, as defined by the listing standards of the NYSE. Once director candidates are identified, either through third party search firms or recommendations from the Company’s shareholders or directors, the Corporate Governance Committee recommends to the Board of Directors the director nominees, as appropriate, based upon its evaluation of each director candidate. The Board of Directors then approves formal nominations for membership on the Board of Directors for inclusion in the slate of director nominees at the annual meeting of shareholders or to fill open positions on the Board of Directors between annual meetings of shareholders.

Shareholder Nominations

Shareholder suggestions for director nominees should be submitted to the IKON Board of Directors, c/o Secretary, 70 Valley Stream Parkway, Malvern, PA 19355, with the recommended candidate’s biographical data and written consent to the nomination and to serving as a director, if elected, no later than the date by which shareholder proposals to be considered by the Board of Directors for inclusion in the proxy materials must be submitted. We describe the procedures for submitting shareholder proposals and communicating with directors on page 40 of this proxy statement.

Related-Party Transactions

On an annual basis, each director and officer is obligated to complete a Director and Officer Questionnaire that requires disclosure of any transactions with our company in which a related person, such as a director or officer, or any member of his or her immediate family, have a direct or indirect material interest. Our Legal Department is primarily responsible for the development and implementation of procedures and controls to obtain information from our directors and officers relating to related-party transactions and then determining, based on the facts and circumstances, whether we or a related-party has a direct or indirect material interest in the transaction. While the Audit Committee does not maintain a written policy regarding the approval of related party transactions, the Audit Committee, pursuant to its charter is charged with reviewing and approving such transactions. When considering a related-party transaction, the Audit Committee will review all relevant factors including the company’s rationale for entering into a related-party transaction, alternatives to the transaction, whether the transaction is on terms at least as fair to our company as would be the case were the transaction entered into with a third party, and potential for an actual or apparent conflict of interest.

Security Ownership

The table below shows how much of our common stock was beneficially owned as of November 15, 2007 (unless a different date is indicated) by (i) each director and nominee for director, (ii) each executive officer named in the Summary Compensation Table on page 21 of this proxy statement, (iii) each person known by us to beneficially own more than 5% of our common stock, and (iv) all directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power over the shares shown as beneficially owned.

	Amount and
	Nature of		Percentage of
Name of Beneficial Owner	Beneficial Ownership		Ownership(24)

Philip E. Cushing	116,371	(1)	*
Brian D. Edwards	85,835	(2)	*
Matthew J. Espe	1,707,755	(3)	1.47%
Thomas R. Gibson	219,794	(4)	*
Jeffrey W. Hickling	51,506	(5)	*
Richard A. Jalkut	245,296	(6)	*
Arthur E. Johnson	199,929	(7)	*
Kurt M. Landgraf	206,125	(8)	*
Gerald Luterman	57,471	(9)	*
William E. McCracken	56,825	(10)	*
William L. Meddaugh	50,985	(11)	*
David Mills	202,784	(12)	*
Hellene S. Runtagh	11,494	(13)	*
Anthony P. Terracciano	100,608	(14)	*
Robert F. Woods	175,797	(15)	*
All current directors and executive officers as a group	3,867,220	(16)	3.33%

	Amount and
	Nature of		Percentage of
Name of Beneficial Owner	Beneficial Ownership		Ownership(24)

State Street Bank and Trust Company
225 Franklin Street Boston, MA 02110	15,703,927	(17)	13.54%
Hotchkis and Wiley Capital Management, LLC
725 South Figueroa Street, 39th Floor Los Angeles, CA 90017	14,997,900	(18)	12.93%
Steel Partners II, L.P.
590 Madison Avenue, 32nd Floor New York, NY 10022	12,456,300	(19)	10.74%
Dimensional Fund Advisors LP
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	8,145,682	(20)	7.02%
LSV Asset Management
1 N. Wacker Drive Suite 4000 Chicago, IL 60606	6,137,723	(21)	5.29%
Goldman Sachs Asset Management LP
32 Old Slip New York, NY 10005	7,499,185	(22)	6.46%
AXA
25, Avenue Matignon 75008 Paris France	7,206,908	(23)	6.21%

*	Less than 1% of IKON’s total outstanding common stock

(1)	Includes options (exercisable as of November 15, 2007 or within 60 days thereof) to purchase 81,715 shares of common stock. Also includes 21,368 deferred stock units granted under the Amended and Restated 2000 IKON Office Solutions, Inc. Non-Employee Directors’ Compensation Plan (the “2000 Directors’ Plan”) and the 2003 IKON Office Solutions, Inc. Non-Employee Directors’ Compensation Plan (the “2003 Directors’ Plan”), which have since been merged into the IKON Office Solutions, Inc. 2006 Omnibus Equity Compensation Plan (the “Omnibus Plan”), and the Omnibus Plan.

(2)	Includes options (exercisable as of November 15, 2007 or within 60 days thereof) to purchase 85,732 shares of common stock. Excludes deferred stock units issued under the Executive Deferred Compensation Plan (the “Executive Plan”), including deferred stock units under the Management Stock Purchase Plan (“MSPP”).

(3)	Includes options (exercisable as of November 15, 2007 or within 60 days thereof) to purchase 1,503,563 shares of common stock. Also includes 1,621 shares held in the Retirement Savings Plan, as to which Mr. Espe shares voting power with the Retirement Savings Plan trustee, 125,375 shares held by the rabbi trust under the Executive Plan, and 2,000 shares held in a family trust for which he serves as trustee. Excludes deferred stock units issued under the MSPP.

(4)	Includes options (exercisable as of November 15, 2007 or within 60 days thereof) to purchase 136,054 shares of common stock. Also includes 62,328 deferred stock units granted under the 2000 Directors’ Plan and the 2003 Directors’ Plan, which have since been merged into the Omnibus Plan, and the Omnibus Plan.

(5)	Includes options (exercisable as of November 15, 2007 or within 60 days thereof) to purchase 51,506 shares of common stock. Excludes deferred stock units issued under the MSPP.

(6)	Includes options (exercisable as of November 15, 2007 or within 60 days thereof) to purchase 173,033 shares of common stock. Also includes 54,114 deferred stock units granted under the 2000 Directors’ Plan and the 2003 Directors’ Plan, which have since been merged into the Omnibus Plan, and the Omnibus Plan.

(7)	Includes options (exercisable as of November 15, 2007 or within 60 days thereof) to purchase 136,361 shares of common stock. Also includes 58,514 deferred stock units granted under the 2000 Directors’ Plan and the 2003 Directors’ Plan, which have since been merged into the Omnibus Plan, and the Omnibus Plan.

(8)	Includes options (exercisable as of November 15, 2007 or within 60 days thereof) to purchase 139,152 shares of common stock. Also includes 61,161 deferred stock units granted under the 2000 Directors’ Plan and the 2003 Directors’ Plan, which have since been merged into the Omnibus Plan, and the Omnibus Plan.

(9)	Includes options (exercisable as of November 15, 2007 or within 60 days thereof) to purchase 27,493 shares of common stock. Also includes 29,978 deferred stock units granted under the 2000 Directors’ Plan and the 2003 Directors’ Plan, which have since been merged into the Omnibus Plan, and the Omnibus Plan.

(10)	Includes options (exercisable as of November 15, 2007 or within 60 days thereof) to purchase 30,924 shares of common stock. Also includes 25,901 deferred stock units granted under the 2000 Directors’ Plan and the 2003 Directors’ Plan, which have since been merged into the Omnibus Plan, and the Omnibus Plan.

(11)	Includes options (exercisable as of November 15, 2007 or within 60 days thereof) to purchase 27,493 shares of common stock. Also includes 22,692 deferred stock units granted under the 2000 Directors’ Plan and the 2003 Directors’ Plan, which have since been merged into the Omnibus Plan, and the Omnibus Plan.

(12)	Includes options (exercisable as of November 15, 2007 or within 60 days thereof) to purchase 178,672 shares of common stock.

(13)	Includes options (exercisable as of November 15, 2007 or within 60 days thereof) to purchase 8,460 shares of common stock. Also includes 3,034 deferred stock units granted under the 2000 Directors’ Plan and the 2003 Directors’ Plan, which have since been merged into the Omnibus Plan, and the Omnibus Plan.

(14)	Includes options (exercisable as of November 15, 2007 or within 60 days thereof) to purchase 35,124 shares of common stock. Also includes 40,484 deferred stock units granted under the 2000 Directors’ Plan and the 2003 Directors’ Plan, which have since been merged into the Omnibus Plan, and the Omnibus Plan.

(15)	Includes options (exercisable as of November 15, 2007 or within 60 days thereof) to purchase 137,034 shares of common stock. Excludes deferred stock units issued under the MSPP.

(16)	Includes options (exercisable as of November 15, 2007 or within 60 days thereof) to purchase 3,075,117 shares of common stock and 2,442 shares of restricted stock (vesting within 60 days of December 1, 2007) and includes 379,574 deferred stock units granted under the Omnibus Plan. Also includes 10,701 equivalent shares held in the Retirement Savings Plan, as to which certain executive officers share voting power with the Retirement Savings Plan trustee, 126,250 shares held by the rabbi trust under the Executive Plan, and 2,000 shares held in a family trust for which Mr. Espe serves as trustee. Excludes deferred stock units under the MSPP.

(17)	Based solely on a Schedule 13G filed with the SEC on February 12, 2007 by State Street Bank and Trust Company (“State Street”), acting in various fiduciary capacities, including trustee of the Retirement Savings Plan. The filing indicates that, as of December 31, 2007, State Street had sole voting power for 2,028,531 shares, shared voting power for 13,755,396 shares, sole dispositive power for no shares, and shared dispositive power for 15,783,927 shares.

(18)	As of September 30, 2007, and based solely on a Form 13F/A filed with the SEC on November 16, 2007 by Hotchkis and Wiley Capital Management, LLC.

(19)	Based solely on a Schedule 13D/A jointly filed with the SEC on December 31, 2007 by Steel Partners II, L.P., its general partner, Steel Partners, L.L.C., and Steel Partners, L.L.C.’s sole managing member, Warren G. Lichtenstein (collectively, “Steel Partners”). The filing indicates that, as of December 31, 2007, Steel Partners had sole voting power for 12,456,300 shares, shared voting power for no shares, sole dispositive power for 12,456,300 shares, and shared dispositive power for no shares.

(20)	As of September 30, 2007, and based solely on a Form 13F filed with the SEC on October 25, 2007 by Dimensional Fund Advisors LP.

(21)	As of September 30, 2007, and based solely on a Form 13F filed with the SEC on November 15, 2007 by LSV Asset Management.

(22)	As of September 30, 2007, and based solely on a Form 13F filed with the SEC on November 13, 2007 by Goldman Sachs Group.

(23)	As of September 30, 2007, and based solely on a Form 13F filed with the SEC on November 13, 2007 by AXA.

(24)	Percentage based on IKON’s outstanding common stock on November 15, 2007 of 116,021,508.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who beneficially own more than ten percent of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of IKON. Executive officers, directors, and greater-than-ten-percent shareholders are required by regulation of the SEC to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from our directors and executive officers that no other reports were required during fiscal 2007, all Section 16(a) filing requirements applicable to our executive officers, directors, and greater-than-ten-percent beneficial owners were complied with during fiscal 2007.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and Philosophy

IKON’s executive compensation program is administered by the Human Resources Committee (the “Committee”) of the Board of Directors. The Committee seeks to establish and maintain compensation programs that attract and retain talented executives and create shareholder value. In support of these goals and to encourage the achievement of IKON’s strategic objectives, the Committee has formulated IKON’s executive compensation programs to reward strong financial and operating performance and to align executive’s interests with those of its shareholders. Specifically, the Committee has established an executive compensation philosophy that includes the following elements:

•	A “pay-for-performance” orientation to reward strong financial, operating, and individual performance, including a balance of short-term and long-term compensation to encourage the achievement of short-term and long-term financial and operational objectives;

•	An emphasis on equity compensation designed to closely align the interests of executives with the long-term interests of shareholders and increase IKON stock ownership by executives;

•	An emphasis on attracting and retaining talented executives, and enabling management to place its primary focus on strategic planning and financial and operational priorities affecting the business; and

•	Competitive positioning of executive compensation relative to appropriate benchmarks.

Components

The primary components of IKON’s executive compensation program are: (a) base salaries; (b) annual cash incentive bonus opportunities; and (c) long-term incentive opportunities. We believe that these components support our executive compensation philosophy of providing competitive pay for performance and aligning the interests of our executives and shareholders, while seeking to attract and retain talented executives.

Performance

IKON’s primary compensation objective is to motivate and reward strong performance. The following components of our executive compensation program are designed for that purpose:

•	Base salaries, which are assessed annually for each executive in consideration of several factors, including an executive’s past performance;

•	Annual cash incentive compensation, which is based on the achievement of pre-determined, short-term financial and operational objectives; and

•	Long-term incentive compensation programs, including equity-based programs, which are based on IKON’s achievement of pre-determined, long-term financial and operational objectives.

Alignment of Interests

IKON seeks to align the interests of its executives with those of its shareholders. The following components of our executive compensation program are designed for that purpose:

•	Annual cash incentive compensation, which is based on the achievement of pre-determined short-term financial and operational objectives that the Committee believes are important components of increasing shareholder value;

•	Equity compensation, primarily through IKON’s long-term incentive compensation program, which is designed to increase IKON stock ownership and align the interests of IKON’s executives with its shareholders; and

•	Selective use of executive employment, non-compete, and change-in-control agreements, which are designed to allow executives to focus on executing IKON’s financial and operational objectives that contribute to shareholder value.

Attraction and Retention

IKON seeks to attract and retain key executive talent. The following components of our executive compensation program are designed for that purpose:

•	Base salaries, which are assessed annually in consideration of several factors, including competitiveness relative to IKON’s peers;

•	Annual cash incentive compensation, which is assessed annually, in consideration of several factors, including competitiveness relative to IKON’s peers;

•	Equity compensation awards, primarily through IKON’s long-term incentive compensation program, which vest in annual installments over a specified period of years, as long as the executive remains a full-time active employee of IKON; and

•	Selective use of executive employment, non-compete, and change in control agreements, which are designed to encourage executives to continue in their leadership roles at IKON on a long-term basis.

As a matter of policy, the Committee has structured IKON’s executive compensation plans so that cash and equity awards under those plans generally will be performance-based and, therefore, excluded from compensation to which the $1,000,000 deduction limit of Section 162(m) of the Internal Revenue Code applies. Consideration of other corporate objectives may, however, lead the Committee to approve exceptions to this policy.

Determining Compensation

The Committee considers several factors in setting the total compensation for each executive, while maintaining IKON’s overall compensation philosophy and objectives. The Committee annually reviews competitive market compensation data, executive compensation trends, individual performance (for example, skill and contributions over a given period), and IKON performance. The Committee also considers an executive’s level of responsibility and long-term potential, as well as the importance of the executive’s role in achieving IKON’s financial and operational objectives. Finally, the Committee weighs these considerations against its evaluation of IKON’s relevant business needs, such as talent development and retention strategies, growth expectations, cost-containment or other strategic initiatives.

Role of Independent Compensation Consultant in Compensation Decisions

The Committee, at its own discretion both with and without management present, meets regularly with its independent compensation consultant. The independent compensation consultant assists the Committee by presenting and discussing executive compensation trends and making recommendations regarding certain of the Committee’s compensation decisions. For fiscal year 2007, the Committee engaged Watson Wyatt Worldwide, Inc. (“Watson Wyatt”), an independent compensation consulting firm specializing in executive and director compensation, as its compensation consultant. For fiscal year 2008, the Committee has engaged the services of Mercer, an independent compensation consulting firm specializing in executive and director compensation, as its compensation consultant. Following a review and assessment of proposals from leading consulting firms in response to the Committee’s Request for Proposals, the Committee selected Mercer as its new compensation consultant based on the scope of Mercer’s service offerings and its reputation in the field of executive compensation.

Pursuant to its 2007 engagement, Watson Wyatt provided the following services:

•	Review of external trends in executive compensation;

•	Review of IKON’s overall compensation plan design; and

•	Assessment of IKON’s executive pay levels.

The Committee has engaged Mercer to provide substantially similar services for its 2008 engagement.

In fiscal year 2007, the Committee adopted independence requirements for its compensation consultant. Pursuant to these requirements, the compensation consultant may not be engaged by management without the prior approval of the Committee. Prior to any proposed compensation-related engagement by the Committee of an independent consultant, the Committee will review and ratify any existing non-compensation engagement by the Company with that consultant. In addition, the Committee annually reviews the relationship between its compensation consultant and the Company to ensure independence. In connection with such review, the Committee will request a written certification from its compensation consultant that: (i) details the amounts paid by the Company to the consultant and the percentage of the independent compensation consultant’s gross revenues represented by those payments; (ii) includes an independence attestation affirming that the independent compensation consultant has conducted its own internal assessment and concluded that it has performed its services for the Committee in an independent manner; and (iii) confirms that the reports it prepared and all consulting activity it conducted for the Company was done with the knowledge and consent of the chair of the Committee.

Role of Executives in Compensation Decisions

The Committee considers recommendations by IKON’s CEO and Senior Vice President of Human Resources when making compensation decisions. Annually, IKON’s CEO provides the Board of Directors and the Committee with his perspective on the individual performance of each of IKON’s executives, as well as an assessment of his own performance. Based upon his assessment, and following consultation with IKON’s Senior Vice President of Human Resources, IKON’s CEO recommends for the Committee’s consideration the base salary and annual incentive compensation target amounts for executives other than himself. IKON’s CEO also recommends long-term compensation targets for each executive, within the Committee’s pre-determined long term incentive compensation program framework. At the request of the Committee, IKON’s Senior Vice President of Human Resources provides, during private sessions, supplemental analysis, including historical, trend and benchmark information, to the Committee (which includes the Lead Independent Director) to assist it with its evaluation and determination of the CEO’s compensation. As discussed in this proxy statement, the Committee independently reviews and approves CEO compensation on an annual basis.

IKON’s Senior Vice President and General Counsel regularly attends the meetings of the Committee and works with IKON’s Senior Vice President of Human Resources and the chair of the Committee to develop the annual list of agenda items for the Committee meetings. IKON’s CEO and Senior Vice President of Human Resources regularly attend the meetings of the Committee to provide their perspectives on IKON’s performance relative to peers, as well as IKON’s relevant business needs and financial and operational objectives. The Committee also meets regularly without any IKON executives present.

In addition, with the Committee’s approval, IKON’s executives provide the Committee’s independent compensation consultant with feedback and information regarding compensation, benefits, financial projections, and other performance data that is requested and not readily available from public sources.

Benchmarking

In connection with the Committee’s continuing assessment of the competitiveness of IKON’s executive pay levels and practices relative to its peers, the Committee considers data gathered from at least two sources:

(i) compensation data from a selected peer group of companies, and (ii) multiple, nationally-published surveys with data from a broader mix of companies across various industries.

The selected compensation peer group for fiscal year 2007 (“2007 Peer Group”) consisted of publicly traded technology and distribution companies with revenue and market capitalizations comparable to IKON. The 2007 Peer Group was comprised of the following companies: Arrow Electronics, Inc.; Avnet, Inc.; AVX Corporation; Eastman Kodak Company; Global Imaging Systems, Inc.; Lexmark International Inc.; McKesson Corporation; Pitney Bowes Inc.; W.W. Grainger, Inc.; and Xerox Corporation. Imagistics International, which was included in IKON’s fiscal year 2006 peer group, was not included in the 2007 Peer Group as a result of its acquisition by Océ N.V. in October 2005.

As part of its fiscal year 2008 engagement, Mercer assisted the Committee in performing an evaluation of the 2007 Peer Group. As a result of this evaluation, the Committee concluded that IKON is uniquely positioned within a narrow industry, and that it primarily competes with divisions of much larger, global manufacturing companies or much smaller local or regional organizations. It further concluded that the combination of operating in a narrow industry against competitors that are not similarly organized or sized presents challenges to evaluating pay and performance on a relative basis. In reviewing potential peer groups, the Committee assessed historical financial performance, historical stock price movement, correlations between specific performance metrics and total shareholder return, and analysts’ growth expectations. As a result of this evaluation and with Mercer’s assistance, the Committee constructed the fiscal year 2008 peer group with companies that share these similar organizational characteristics and growth expectations.

The selected compensation peer group for fiscal year 2008 consists of the following companies: Arrow Electronics, Inc.; Avnet, Inc.; Eastman Kodak Company; Lexmark International Inc.; Pitney Bowes Inc.; W.W. Grainger, Inc.; Donnelley (R R) & Sons; United Stationers, Inc.; Synnex, Corp.; Insight; Steelcase, Inc.; Danka Business Systems, PLC; and Xerox Corporation. Notably, AVX, Corp. and McKesson, Corp. were each removed due to differences in size, industry and point in product chain when compared to IKON. Global Imaging Systems, Inc. was removed from the peer group as a result of its acquisition by Xerox Corporation in May 2007.

Finally, because IKON’s executive talent pool is comprised of a much broader range of companies than those included in the 2007 Peer Group or 2008 Peer Group, and because the majority of IKON’s executive positions lead functions that tend to be less industry-sensitive from a recruiting perspective, the Committee considers compensation data gathered from a broader mix of companies across various industries. For fiscal year 2007, the Committee obtained this compensation data from the nationally-published executive compensation surveys conducted by Towers Perrin, Watson Wyatt and Mercer.

Compensation Mix

Total direct compensation for each executive is determined annually based on job responsibilities, competitive market considerations, individual performance and contributions to the organization. As a result, the relative weight of each component (base salary, annual cash and long-term incentive compensation) for each executive may vary. Consistent with IKON’s pay for performance orientation, IKON believes that annual cash incentives and long-term compensation should represent a more significant portion of total direct compensation. Currently, the weighting of total direct compensation components for IKON’s executive officers ranges as follows: base salary (20%—30%); annual cash incentives (20%—25%); and long-term equity compensation (45%—65%).

Base Salaries

The Committee determines base salaries for its executives in consideration of its compensation objectives to reward strong performance and to attract and retain key executives. Base salaries for executives are established at the beginning of the term of each executive’s employment agreement, and are subject to the Committee’s annual review and adjustment, as deemed appropriate by the Committee. The Committee generally targets the market median (the 50th percentile) when setting base salaries for its executives. However, actual salary levels vary from the market median (currently, not more than 15% from such median in the aggregate, which we believe to be within a competitive range) based on the Committee’s evaluation of the other factors set forth above. In connection with its review of base salaries for fiscal year 2007, the Committee increased Mr. Espe’s annualized base salary for fiscal year 2007 from $870,000, which was below the benchmarked market median, to $900,000 to remain competitive with IKON’s compensation peer group and to reward Mr. Espe for his past performance.

Annual Cash Incentive Program

The Committee approves annual cash incentive payments to executives based on IKON’s achievement of pre-determined performance objectives, and in accordance with annual cash incentive target opportunities set by the Committee for each executive. The pre-determined performance objectives are intended to balance top-line growth, profitability and cash generation, consistent with IKON’s financial and operating objectives. The annual cash incentive target opportunity for each executive is set by the Committee in an amount equal to a percentage of each executive’s eligible base salary earnings. The Committee generally targets the market median (the 50th percentile) when determining the annual cash incentive target opportunity for each executive. However, actual target opportunity levels may vary from the market median based on the Committee’s evaluation of the other factors set forth in “Determining Compensation” above.

Fiscal Year 2007 Cash Incentive Program

For fiscal year 2007, the Committee determined that IKON’s pre-determined, short-term financial objectives would be based on IKON’s revenue, operating income and net cash used in or provided by operating activities (less net capital expenditures) (“Free Cash Flow”) during the fiscal year, weighted 40%, 40% and 20%, respectively. Fiscal year 2007 objectives, thresholds and actual performance results are summarized in the table below.

			Threshold
			Goal as a	Actual
Measure	Weighting	2007 Target	% of Target	Performance

Revenue	40%	$4,245,000,000	90%	98% of target
Operating Income	40%	$240,000,000	80%	85% of target
Free Cash Flow	20%	$110,000,000	70%	104% of target

Actual payouts were determined using a scale that provided for incremental increases to the payout percentages, ranging from 0% to 200% of each executive’s eligible base salary, depending on IKON’s level of achievement against its pre-determined, short-term financial objectives. For fiscal year 2007, a payout at threshold began at 0% and progressed incrementally to a target of 100%. Performance above target resulted in a payout that progressed incrementally to a maximum of 200%. No payout was payable if IKON’s performance did not exceed the thresholds set by the Committee with respect to the pre-determined performance objectives, which, for fiscal year 2007, were as follows: revenue: 90% of objective; operating income: 80% of objective; and Free Cash Flow: 70% of objective. Any over-achievement payout (>100% to 200% of target) for the Free Cash Flow performance objective was conditioned upon IKON’s achievement of the operating income threshold.

For each measure, payout was determined as follows:

Performance Level	Payout Level
Below Threshold	0%
Threshold	0%
Between Threshold and Target	Between 0% and 100% of target
Target	100%
Between Target and Maximum	Between 100% and 200% of target
Maximum	200% of target

In connection with its review of Mr. Espe’s total compensation for fiscal year 2007, the Human Resources Committee approved an increase to Mr. Espe’s annual cash incentive target opportunity from 85% to 100% of his base salary to remain competitive with IKON’s compensation peer group. For fiscal year 2007, Mr. Espe received an annual incentive bonus of $585,000, which represented 65% of his fiscal year 2007 bonus opportunity, based on IKON’s achievement of 98% of its established revenue target, 85% of its established operating income target, and 104% of its established Free Cash Flow target. For the other executives named in the Summary Compensation Table on page 21 of this proxy statement, annual incentive bonus awards for fiscal year 2007 also represented 65% of their fiscal year 2007 bonus opportunities based on such performance.

Fiscal Year 2008 Cash Incentive Program

For fiscal year 2008, the Committee has approved that the continued use of IKON’s pre-determined financial objectives, based on IKON’s revenue, operating income, and Free Cash Flow during the fiscal year. This combination is designed to encourage aligned executive decision-making and is consistent with IKON’s peers. In connection with this determination, the Committee retained discretion to increase or decrease payout by ten percent (10%) in consideration of certain qualitative factors such as total shareholder return, progress on significant strategic priorities, or other significant results relating to the fiscal year.

For fiscal year 2008, the Committee has determined that the revenue, operating income, and Free Cash Flow measures will be weighted as follows: 40%, 40% and 20%, respectively. The fiscal year 2008 performance objectives for these measures were established by the Committee in a manner consistent with fiscal year 2007. During this process, the Committee considered (i) fiscal year 2007 actual results for IKON and its primary competitors, (ii) strategic focus areas for fiscal year 2008, (iii) industry and analyst expectations, (iv) projected rates of growth or decline, as applicable, in key business segments such as color and black and white equipment, services and supplies, managed services, professional services, and other revenue sources, and (v) expense, headcount and capital expenditure projections. Following such review, all fiscal year 2008 performance objectives were set higher than actual fiscal year 2007 results and at levels that the Committee believes represent challenging performance objectives in light of market conditions, industry trends and past performance. The objectives were also aligned to IKON’s publicly disclosed fiscal year expectations, including expected total revenue growth of about 2%, a lower selling and administrative expense to revenue ratio and an effective income tax rate of less than 33%. The payout opportunity for each executive under IKON’s fiscal year 2008 annual incentive program will range from 0% to 200% of each executive’s eligible base salary, depending on IKON’s level of achievement of its pre-determined, short-term financial objectives. For fiscal year 2008, a payout at threshold begins at 30% and progresses incrementally to a target of 100%. Performance above target results in a payout that progresses incrementally to a maximum of 200%. No payout will be made if IKON’s performance does not meet the thresholds set by the Committee with respect to the pre-determined performance objectives, which, for fiscal year 2008, are as follows: revenue: 90% of objective; operating income: 80% of objective; and Free Cash Flow: 70% of objective. In addition, no Free Cash Flow payout will be made unless IKON’s also meets either of the revenue and operating income thresholds, and any over-achievement payout for the Free Cash Flow performance objective (100% to 200% of target) is conditioned upon IKON’s achievement of the operating income threshold.

Long-Term Incentive Compensation Program

IKON’s long-term incentive compensation program is designed to closely align the interests of its executives with the long-term interests of IKON’s shareholders, reward long-term strategic planning, encourage IKON stock ownership by IKON’s executives, attract and retain key executives, and maintain IKON’s pay for performance philosophy.

Program Components and Mix

Grants made by the Committee pursuant to the long-term incentive program are comprised of a mix of restricted stock units, stock options, and performance incentive plan units, which may be paid in restricted stock, cash or a combination of both, as determined by the Committee. Under the Management Stock Purchase Plan (“MSPP”) available to U.S. employees, which is a component of our Executive Deferred Compensation Plan (the “Executive Plan”), executives may defer a portion of their annual incentive payout, which deferred amount is matched by IKON in the form of IKON common stock. The MSPP is discussed in the Nonqualified Deferred Compensation section on page 28 of this proxy statement.

For fiscal year 2007, the long-term incentive compensation program was weighted as follows: performance units (30%); restricted stock awards (20%); stock options (30%); and either the MSPP available to U.S. employees, or the International Management Stock Purchase Program available to non-U.S. employees (“IMSPP”) (20%). For fiscal year 2007, the Committee reduced the long-term incentive compensation ranges used to determine individual grant sizes to remain competitive with market and peer group data.

Performance Incentive Plan Awards and Payouts

The IKON Performance Incentive Plan is designed to encourage strong financial performance over time. The Committee selects the IKON Performance Incentive Plan criteria to support IKON’s long-term financial and operational goals. The Committee has approved the use of pre-determined performance objectives based on IKON’s revenue, operating income, and Free Cash Flow, subject to an earnings per share gate. This combination is designed to align executive decision-making with IKON’s long-term objectives and is consistent with IKON’s peers. Objectives for the long-term incentive award performance measures were established by the Committee in consideration of (i) prior fiscal year actual results for IKON and its primary competitors, (ii) strategic focus areas, (iii) industry and analyst expectations, (iv) projected rates of growth or decline, as applicable, in key business segments, and (v) expense, headcount and capital expenditure projections. The objectives were also aligned to IKON’s publicly disclosed financial expectations for the plan period and set at levels that the Committee believed represented challenging performance objectives in light of market conditions, industry trends and past performance.

Awards

Awards made pursuant to the IKON Performance Incentive Plan are denominated in performance units, which may be paid in stock, cash or a combination of both, as determined by the Committee. Awards are based on IKON’s achievement of pre-determined financial objectives over successive three-year periods (with a new three-year period beginning every fiscal year). Awards are granted at the beginning of each three-year period and payouts for those awards are calculated and distributed at the end of each of the respective three-year periods.

Payouts

Performance under each pre-determined performance metric is assessed independently and a payout is possible as long as performance is above the threshold for any one pre-determined performance metric, provided that no payouts will be made in the event the applicable cumulative earnings per share gate for the plan period is not achieved. An executive must be actively employed and in an eligible position on the last day of the three-year performance period to receive a payout.

Payouts under the Performance Incentive Plan range from 0% to 200% of each executive’s target opportunity based on IKON’s actual results against the pre-determined performance objectives and are subject to the following parameters for each metric:

•	No payout for results that do not meet the threshold level of performance;

•	For plan periods prior to 2008, a payout greater than 0% but less than 100% of the target award opportunity if the threshold level of performance is exceeded but does not meet the target level of performance*;

•	A payout of at least 100% but less than 200% of the target award opportunity if the level of performance achieves or exceeds the target level of performance but does not attain the maximum performance level; and

•	A payout of 200% of the target award opportunity if the maximum level of performance is met or exceeded.

2005-2007 Performance Incentive Plan Payouts

Messrs. Espe, Woods, Edwards and Mills received payouts for awards granted for the Performance Incentive Plan period from October 1, 2004 through September 30, 2007. The amounts of those payouts are set forth in the Summary Compensation Table on page 21 of this proxy statement. Calculations of the payouts pursuant to the awards granted for the plan period from October 1, 2004 through September 30, 2007 were based on IKON’s

      * For plan periods beginning on or after 2008, a payout of at least 30% but less than 100% of target award opportunity if the threshold level of performance is exceeded but does not meet the target level of performance.

revenue, operating income, and Free Cash Flow, each weighted 40%, 40% and 20%, respectively, provided that no payouts were payable in the event IKON’s earnings per share for fiscal year 2007 was less than $0.81. The objectives for these long-term measures were as follows: revenue: $4,525,000,000; operating income: $270,000,000; and Free Cash Flow: $115,000,000.

No payout was payable if IKON’s performance did not exceed the thresholds set by the Committee with respect to the pre-determined performance objectives, which, for this Performance Incentive Plan period, were as follows: revenue: 90% of objective; operating income: 80% of objective; and Free Cash Flow: 90% of objective. Any over-achievement payout for the Free Cash Flow performance objective was conditioned upon IKON’s achievement of the operating income threshold. For the 2005-2007 Performance Incentive Plan period, participants received a 28.3% payout based on IKON’s achievement of 92.1% of its established revenue objective, 0% of its established operating income objective, and 99.9% of its established Free Cash Flow objective.

Current Performance Incentive Plan Periods

The table below describes the applicable measures, weights and thresholds for IKON’s current Performance Incentive Plan periods.

		Threshold Goals as % of Targets
		2006—2008	2007—2009	2008—2010
		Performance	Performance	Performance
Measures	Weighting	Incentive Plan	Incentive Plan	Incentive Plan

Cumulative Revenue	40%	90%	90%	90%
Cumulative Operating Income	40%	80%	80%	80%
Cumulative Free Cash Flow (1)(2)	20%	90%	70%	70%
Earning Per Share	Gate	No payout will be payable if the EPS gate for the plan period is not achieved

(1)	For all plan periods, any over-achievement payout for the Free Cash Flow performance objective is conditioned upon IKON’s achievement of the operating income threshold.

(2)	For the 2008—2010 performance plan period, no Free Cash Flow payout will be payable unless IKON meets either the revenue or operating income thresholds.

Restricted Stock Unit Awards

IKON believes that restricted stock units are an effective compensation component because they are designed to closely align the interests of our executives with the long-term interests of our shareholders by rewarding long-term strategic planning and encouraging IKON stock ownership by IKON’s executives. Restricted stock unit awards are also intended to help attract and retain key executives. Restricted stock unit awards were granted in fiscal year 2007 pursuant to the Omnibus Plan. The shares of IKON common stock underlying the restricted stock unit awards to executives generally are issued and distributed when they vest in equal annual installments over a specified period of years (generally three years commencing on or after the third anniversary of the grant), as long as the executive remains a full-time active employee of IKON on the applicable distribution date. In addition, restricted stock unit awards, granted on or after December 8, 2004, include the right to receive dividend equivalents. IKON ceased paying dividend equivalents to non-U.S. employees on restricted stock unit awards granted on or after December 7, 2005. Mr. Mills received a restricted stock award grant on December 1, 2006, pursuant to the IMSPP. In addition, all executives named in the Summary Compensation Table on page 21 received restricted stock unit award grants on December 6, 2006.

Stock Options

IKON believes that stock options are an effective compensation component because their exercise price is equal to the market value of the underlying stock on the date the option is granted and the option has value to the holder only if the market value of the common stock appreciates over time. Stock options awards are generally granted on an annual basis as a reward for past performance and as motivation for future performance that maximizes shareholder value. Stock options are generally granted for 10-year terms and vest over a specified period of years (generally three years commencing on or after the first anniversary of the grant). Stock options have an exercise price equal to the fair market value of IKON common stock on the date of grant. On December 6, 2006, Mr. Espe, as well as all of the other executives named in the Summary Compensation Table on page 21 of this proxy statement, received the stock option grants that are set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table on page 23 of this proxy statement.

Management Stock Purchase Program (MSPP)

The MSPP is available to eligible U.S. employees and is a component of the Executive Plan. The MSPP is designed to attract and retain top talent and focus executives on achieving long-term strategic objectives. Executives who elect to participate in the MSPP make an election to defer a portion of their annual incentive payout to the Executive Plan. The amount deferred is then credited to an account under the Executive Plan and matched in an equivalent number of shares of IKON common stock. IKON believes that the MSPP represents a performance-based long-term incentive vehicle because the value of the match is a part of the executive’s overall competitive long-term incentive opportunity and is contingent upon a payout under the annual cash incentive program. IKON believes that the MSPP aligns the interests of executives with the long-term interests of shareholders by fostering increased stock ownership by the executive and, as a result, compliance with stock ownership guidelines. For fiscal year 2007, IKON matched a portion, up to 75% for the CEO and 50% for all other senior executives, of the annual cash incentive program payments that each executive elected to defer, by crediting the executive’s Executive Plan account with an equal number of shares of IKON common stock. For fiscal year 2008, IKON decreased the eligible matching portion, which will be up to 40% for the CEO and 25% for all other senior executives, of the annual cash incentive program payments that each executive elects to defer. Participation in the MSPP is voluntary. The IKON matching contributions made in fiscal years 2006 and 2007 vest equally in thirds on the 3rd, 4th and 5th anniversary of the date the MSPP deferral is credited to the executive’s account as long as the executive is still employed by IKON on each of those respective dates. Any IKON matching contributions made in fiscal year 2008 will vest equally in thirds on the 2nd, 3rd and 4th anniversary of the date the MSPP deferral is credited to the executive’s account as long as the executive is still employed by IKON on each of those respective dates. Distributions from the MSPP are determined by the participating executive’s election and will be made in an equivalent number of shares of IKON common stock. Pursuant to the provisions of the Executive Plan, the minimum deferral period is five years.

The IMSPP operates outside of the Executive Plan and is designed to attract and retain top talent and focus executives on driving long-term strategic objectives. Under the IMSPP, eligible non-U.S. employees may elect to allocate a fixed portion of their annual cash incentive payout to purchase shares of IKON common stock (Mr. Mills was eligible to allocate 60% of his fiscal year 2006, 50% of his fiscal year 2007, and 25% of his fiscal year 2008 annual incentive payouts towards the purchase of IKON common stock under the IMSPP). IKON then matches the eligible portion of such IMSPP common stock purchases on a 1:1 basis with restricted stock units (“Matching RSUs”). Matching RSUs issued in fiscal years 2006 and 2007 vest equally in thirds on the 3rd, 4th, and 5th anniversary of the grant date as long as the grantees are still employed by IKON on each of those respective dates. Any IKON matching contributions made in fiscal year 2008 will vest equally in thirds on the 2nd, 3rd, and 4th anniversary of the grant date as long as grantees are still employed by IKON on each of those respective dates.

Executive Participation in Broad-Based Benefit Plans

IKON’s executives participate in the health and welfare benefits made available to all IKON employees, including medical, dental, vision, short and long term disability, life insurance, all of which allow IKON employees to select customized coverage levels to suit their family needs, and an Employee Assistance Program. Under IKON’s Group Life Insurance policy that is available to all U.S. employees, IKON provides Messrs. Espe, Woods, Edwards and Hickling with life insurance coverage in the amount of $100,000.00, with the option to purchase additional life insurance coverage at their own expense. Under the IKON Group Life Insurance policy available to all U.K. employees, IKON provides Mr. Mills with a life insurance benefit equal to four (4) times his base salary.

IKON’s executives are also eligible to participate in the IKON Retirement Savings Program (“RSP”) which provides the executive with the ability to save for retirement on a before on a before-tax basis, subject to certain IRS and plan limits. Executives and employees age 50 and older are eligible to make “catch-up” contributions. Contributions are invested according to such executive’s elections in any combination of the RSP investment options. IKON matching contributions, which vary based on years of service up to a maximum of fifty percent (50%) of a participant’s election and up to six percent (6%) of that participant’s salary, are made on a quarterly basis and invested according to elections in any combination of the RSP investment options.

Stock Ownership Guidelines for Executives

IKON’s Board of Directors has established stock ownership guidelines for its executives in order to more closely align their interests with those of IKON’s shareholders. Under the guidelines, executives are expected to own, within a five-year period following appointment, IKON stock or stock units (excluding unexercised stock options) having a value equal to two (2) to three (3) times their annual base salary, depending on the individual’s scope of responsibilities, and five (5) times base salary for the CEO. All of IKON’s executive officers have achieved, or are currently on schedule to achieve, their ownership guidelines.

Perquisites

IKON offers to pay or reimburse eligible executives for expenses incurred by them for (i) financial planning services, and/or (ii) annual physical examinations. Financial planning services that qualify for expense payments or reimbursement include personalized financial planning, tax preparation, and estate planning. The amounts for such services are limited to $10,000 for the first calendar year and $5,000 per year for the second and subsequent years of an executive’s employment. In addition, all out-of-pocket medical expenses incurred by an executive in connection with routine preventative medical care, up to $1,000 annually, are reimbursable by IKON. The $1,000 maximum applies to expenses incurred annually, regardless of the actual date of reimbursement.

Employment, Non-compete, and Change in Control Agreements

The Committee believes that the selective use of employment, non-compete, and change in control agreements provides leadership continuity, which benefits IKON’s shareholders and employees and safeguards IKON against the risks associated with former key executives entering into certain competitive business or employment relationships. In addition, these agreements allow senior management to focus on strategic planning and financial and operational issues affecting the business, and create an incentive for executives to perform in a manner that will contribute to shareholder value and future growth. Accordingly, non-compete agreements are in place with Messrs. Espe, Woods, Edwards, Mills, Hickling and certain other senior executives. In addition, change in control arrangements are in place with certain senior executives, including all of the current executives named in the Summary Compensation Table on page 21 of this proxy statement. Finally, prior to expiration of the term or at renewal of each of the executive’s employment agreements, the Committee evaluates the executive’s contribution to IKON and makes a determination as to whether to continue the executive in his or her current position. For further information on executive employment, non-compete, and change in control agreements, see the sections entitled “Executive Employment Agreements” and “Potential Payments upon Termination or Change in Control” beginning on pages 22 and 30, respectively, of this proxy statement.

Summary of Compensation Philosophy

The Committee is firmly committed to the ongoing review and evaluation of IKON’s executive compensation practices. The Committee believes that its ongoing review will ensure that IKON’s pay practices are consistent with the practices of comparable companies and that such practices create significant performance incentives for executives while maximizing shareholder value.

Summary of Executive Compensation

SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
		Salary	Bonus	Awards(1)	Awards(1)	Compensation	Earnings(2)	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Matthew J. Espe(3)	2007	900,000		973,966	484,251	1,056,761	15,008	647,217	4,077,203
Chairman and Chief Executive Officer
Robert F. Woods(4)	2007	550,000		497,501	134,515	381,325	—	233,985	1,797,326
Senior Vice President and Chief Financial Officer
Brian D. Edwards(5)	2007	500,000		471,604	119,567	287,541	28,598	115,702	1,523,012
Senior Vice President, US Sales and Services
David Mills(6)	2007	454,500		400,077	65,761	225,038	—	141,783	1,287,159
Vice President and President, IKON Europe
Jeffrey W. Hickling(7)	2007	370,000		316,156	65,761	144,300	—	123,966	1,020,183
Senior Vice President, Operations

(1)	The discussion of assumptions used in the valuation of awards appearing in Note 11 (Stock Based Compensation) to the Consolidated Financial Statements in IKON’s Annual Report on Form 10-K for the year ended September 30, 2007 is incorporated herein by reference.

(2)	All amounts reported in this column represent the total aggregate change in the actuarial present value of accumulated benefits under IKON’s pension plans.

(3)	The amount listed for Mr. Espe’s non-equity incentive plan compensation consists of an annual incentive bonus of $585,000 and a long-term incentive performance payout of $471,761 for fiscal year 2007. The amount listed for Mr. Espe’s all other compensation for fiscal year 2007 includes $610,088, the amount of IKON’s matching contributions under the fiscal year 2006 MSPP, and $27,829, the amount of dividend equivalents paid in fiscal year 2007 on his unvested restricted stock units that were granted with the right to receive dividend equivalents.

(4)	The amount listed for Mr. Woods’ non-equity incentive plan compensation consists of an annual incentive bonus of $268,125 and a long-term incentive performance payout of $113,200 for fiscal year 2007. The amount listed for Mr. Woods’ all other compensation for fiscal year 2007 includes $216,563, the amount of IKON’s matching contributions under the fiscal year 2006 MSPP.

(5)	The amount listed for Mr. Edwards’ non-equity incentive plan compensation consists of an annual incentive bonus of $195,000 and a long-term incentive performance payout of $92,541 for fiscal year 2007. The amount listed for Mr. Edwards’ all other compensation for fiscal year 2007 includes $85,635, the amount of IKON’s matching contributions under the fiscal year 2006 MSPP, $13,950, the amount of matching company contributions under the RSP, and $16,117, the amount of dividend equivalents paid in fiscal year 2007 on his unvested restricted stock units that were granted with the right to receive dividend equivalents.

(6)	Mr. Mills is a resident of the United Kingdom. Where necessary, amounts in the Summary Compensation Table for Mr. Mills have been converted from British pounds sterling to United States dollars at the exchange rate in effect on September 28, 2007 of U.S. $2.02 per British pound sterling. The amount listed for Mr. Mills’ non-equity incentive plan compensation consists of an annual incentive bonus of £87,750 (approximately U.S. $177,255) and a long-term incentive performance payout of £23,655 (approximately U.S. $47,783) for fiscal year 2007. The amount listed for Mr. Mills’ all other compensation for fiscal year 2007 includes an IKON contribution of £46,154 (approximately U.S. $93,231) under the defined contribution portion of the IKON

Pension Fund, a car allowance of £17,620 (approximately U.S. $35,592), and payments of private health insurance premiums of £4,234 (approximately U.S. $8,553). The amount listed for Mr. Mills’ stock awards includes a total of $166,871 and represents the grant date value of the 10,399 restricted stock units he received in matching company contributions under the fiscal year 2006 IMSPP.

(7)	The amount listed for Mr. Hickling’s non-equity incentive plan compensation consists of an annual incentive bonus of $144,300. The amount listed for Mr. Hickling’s all other compensation for fiscal year 2007 includes $110,550, the amount of IKON’s matching contributions under the fiscal year 2006 MSPP, and $13,416, the amount of dividend equivalents paid in fiscal year 2007 on his unvested restricted stock units that were granted with the right to receive dividend equivalents.

Executive Employment Agreements

The following describes the material terms of the employment agreements that are in place for the Named Executive Officers.

Matthew J. Espe

Mr. Espe executed a four-year employment contract with IKON effective October 1, 2005, subject to annual automatic renewals after expiration of the initial term unless either Mr. Espe or IKON provides notice of an intention not to renew. Mr. Espe is eligible to earn an annual incentive bonus with a target bonus opportunity of at least 85% of his annual base salary and a maximum bonus opportunity of at least 150% of his annual base salary (subject to achievement of applicable performance goals). In connection with the signing of the agreement, Mr. Espe was entitled to (i) receive reimbursement of up to $10,000, plus gross-up, for expenses incurred in connection with the negotiation of the agreement and (ii) participate in applicable long-term incentive plans currently made available by IKON to senior executives for performance periods commencing on or after October 1, 2005.

Provisions in Mr. Espe’s employment agreement regarding the benefits paid upon termination are described in the section below entitled “Potential Payments upon Termination or Change in Control,” beginning on page 30 herein.

Robert F. Woods, Brian D. Edwards, and Jeffrey W. Hickling

Each of Messrs. Woods, Edwards and Hickling executed a two-year employment agreement, subject to annual automatic renewals after expiration of the initial term unless either the senior executive or IKON provides notice of an intention not to renew. Each agreement provides for a minimum annual base salary and a minimum target annual incentive bonus opportunity. Mr. Woods’ employment agreement was effective September 30, 2004 and provides for a target annual incentive bonus opportunity of at least $375,000. Pursuant to Mr. Woods’ employment agreement, he received a one-time special grant of 83,195 shares of restricted stock, which vest over a period of four years in three equal annual installments commencing September 30, 2006, as long as Mr. Woods remains continuously employed with IKON through each vesting date. In addition, upon involuntary termination of employment by IKON without cause, all shares of Mr. Woods’ restricted stock described above shall immediately vest. Mr. Edwards’s employment agreement was effective August 9, 2004 and provides for a target annual incentive bonus opportunity of at least 60% of annual base salary. Pursuant to Mr. Edwards’ employment agreement, he received a promotional grant of 35,000 stock options as of September 7, 2004, exercisable over a period of 10 years and vesting in three equal annual installments commencing on September 7, 2005. Mr. Hickling’s employment agreement was effective March 21, 2005 and provides for a target annual incentive bonus opportunity of at least 50% of annual base salary. Pursuant to Mr. Hickling’s employment agreement, he received a signing bonus of $100,000, a one-time special grant of 40,000 stock options as of March 21, 2005, exercisable over a period of 10 years and vesting in three equal annual installments commencing on March 21, 2006, and a one-time special grant of 15,000 shares of restricted stock, which vest over a period of seven years in three equal annual installments commencing March 21, 2010, as long as Mr. Hickling remains continuously employed with IKON through each vesting date.

Provisions in these executives’ employment agreements regarding the benefits paid upon termination are described in the section below entitled “Potential Payments upon Termination or Change in Control,” beginning on page 30 herein.

David Mills

Mr. Mills executed an employment agreement with IKON effective October 22, 1997, the term of which shall continue unless and until either Mr. Mills or IKON provides notice of termination, but in no event shall the agreement extend past Mr. Mills’ 65th birthday. The agreement provides for a minimum annual base salary and a target annual contractual bonus opportunity of up to £125,000 (approximately U.S. $252,500 at the exchange rate in effect as of September 28, 2007).

Provisions in Mr. Mills’ employment agreement regarding the benefits paid upon termination are described in the section below entitled “Potential Payments upon Termination or Change in Control,” beginning on page 30 herein.

Grants of Plan-Based Awards

The following table shows plan-based awards granted to the Named Executive Officers during the fiscal year ended September 30, 2007.

Grants of Plan-Based Awards

						All Other	All Other
						Stock	Option
						Awards:	Awards:	Exercise	Grant
		Estimated Future Payouts Under Non-				Number of	Number of	or Base	Date Fair
		Equity Incentive Plan Awards(1)				Shares of	Securities	Price of	Value of
						Stock or	Underlying	Option	Stock and
	Grant	Units(2)	Threshold	Target	Maximum	Units(3)	Options(3)	Awards	Option
Name	Date	(#)	($)	($)	($)	(#)	(#)	($/Sh)	Awards
Matthew J. Espe	12/06/2006	810,000	0	810,000	1,620,000	—	—	—	—
	12/06/2006	—		—	—	58,708	—	—	973,966
	12/06/2006	—	0	—	—	—	106,901	16.59	484,251
Robert F. Woods	12/06/2006	243,000	0	243,000	486,000	—	—	—	—
	12/06/2006	—		—	—	29,988	—	—	497,501
	12/06/2006	—	0	—	—	—	29,695	16.59	134,515
Brian D. Edwards	12/06/2006	202,500	0	202,500	405,000	—	—	—	—
	12/06/2006	—		—	—	28,427	—	—	471,604
	12/06/2006	—	0	—	—	—	26,395	16.59	119,567
David Mills	12/01/2006	—	0	—	—	10,339	—	—	166,871
	12/06/2006	97,200	0	97,200	194,400	—	—	—	—
	12/06/2006	—		—	—	14,057	—	—	233,206
	12/06/2006	—	0	—	—	—	14,517	16.59	65,761
Jeffrey W. Hickling	12/06/2006	97,200	0	97,200	194,400	—	—	—	—
	12/06/2006	—		—	—	19,057	—	—	316,156
	12/06/2006	—	0	—	—	—	14,517	16.59	65,761

(1)	Estimates represent potential future payouts. Awards reported in this column were made under IKON’s Performance Incentive Plan for the plan period October 1, 2006 through September 30, 2009. For this Performance Incentive Plan period, a payout at threshold begins at 0% and progresses incrementally to a target of 100%. Performance above target results in a payout that progresses incrementally to a maximum of 200% of each executive’s target opportunity. No payout will be made if IKON’s performance does not meet the thresholds set by the Committee with respect to the pre-determined performance objectives, which, for this Performance Incentive Plan are as follows: revenue: 90% of objective; operating income: 80% of objective; and Free Cash Flow: 70% of objective. In addition, no payouts will be made in the event the earnings per share gate for the plan period is not achieved. Any over-achievement payout for the Free Cash Flow performance objective is conditioned upon IKON’s achievement of the operating income threshold. Payouts under IKON’s Performance Incentive Plan may be made in stock, cash or a combination of both, as determined by the Human Resources Committee.

(2)	Awards made under the Performance Incentive Plan are denominated in “Incentive Units.” Prior to the conclusion of the applicable plan period and any payout being earned, the Incentive Units have no monetary value. Once the plan period has concluded and provided that a payout has been earned, each Incentive Unit is assigned a value equivalent to one U.S. dollar.

(3)	Awards reported in this column were made under the Omnibus Plan. The non-qualified stock options vest in three equal annual installments over the first three years of the 10-year term, beginning on the first anniversary of the grant date. The restricted stock unit awards entitle the executive officers (other than David Mills) to receive dividend equivalents, which are cash amounts equivalent to the dividends declared on IKON common stock, paid at the time dividends are paid. The restricted stock unit awards vest in equal installments on the following dates: the restricted stock units granted on December 6, 2006, vest on December 6, 2009, December 6, 2010 and December 6, 2011; and the December 1, 2006 matching contribution grant of restricted stock units to David Mills under the fiscal year 2006 IMSPP vests on December 1, 2009, December 1, 2010 December 1, 2011.

The long-term incentive performance awards granted under the Performance Incentive Plan vest only if certain performance and other criteria are met. The Named Executive Officer’s entitlement to a payout pursuant to a Performance Incentive Plan award is based on the achievement of objective financial and operating performance goals over a three-year period, and the payout, if earned, is distributed at the end of such three-year period. Calculations of payouts pursuant to the awards granted on December 6, 2006, for the plan period from October 1, 2006 through September 30, 2009, are based on the cumulative revenue, operating income and Free Cash Flow of IKON during the plan period, each weighted 40%, 40% and 20%, respectively.

Outstanding Equity Awards

The following table shows the unexercised stock options and other outstanding equity awards held by the Named Executive Officers as of September 30, 2007.

Outstanding Equity Awards at Fiscal Year-End
	Option Awards						Stock Awards
										Equity
										Incentive
									Equity	Plan
									Incentive	Awards:
				Equity					Plan	Market or
				Incentive					Awards:	Payout
				Plan			Number of	Market	Number of	Value of
				Awards:			Shares or	Value of	Unearned	Unearned
	Number of	Number of		Number of			Units of	Shares or	Shares,	Shares,
	Securities	Securities		Securities			Stock	Units of	Units or	Units or
	Underlying	Underlying		Underlying			That	Stock	Other	Other
	Unexercised	Unexercised		Unexercised	Option		Have	That	Rights That	Rights That
	Options	Options		Unearned	Exercise	Option	not	Have not	Have not	Have not
	(#)	(#)		Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)(1)	($)(2)	(#)	($)

Matthew J. Espe	447,100	—		—	10.79	12/12/2013	—	—	—	—
	172,267	86,133	(3)	—	10.99	12/8/2014	—	—	—	—
	85,715	171,428	(4)	—	10.83	12/7/2015	—	—	—	—
	300,000	—		—	9.05	8/28/2012	—	—	—	—
	291,000	—		—	7.75	12/9/2012	—	—	—	—
	—	106,901	(5)	—	16.59	12/6/2016	228,608	2,937,613	—	—
Robert F. Woods	49,201	24,600	(3)	—	10.99	12/08/2014	—	—	—	—
	26,667	53,333	(4)	—	10.83	12/07/2015	—	—	—	—
	—	29,695	(5)	—	16.59	12/6/2016	95,679	1,229,475	—	—
Brian D. Edwards	1,400	—		—	29.125	11/6/2007	—	—	—	—
	15,000	—		—	16.00	1/22/2009	—	—	—	—
	23,333	—		—	11.83	9/7/2014	—	—	—	—
	—	16,933	(3)	—	10.99	12/8/2014	—	—	—	—
	—	43,333	(4)	—	10.83	12/7/2015	—	—	—	—
	—	26,395	(5)	—	16.59	12/6/2016	107,837	1,385,706	—	—
David Mills	25,000	—		—	16.00	1/22/2009	—	—	—	—
	37,000	—		—	10.79	12/12/2013	—	—	—	—
	16,667	8,333	(3)	—	10.99	12/8/2014	—	—	—	—
	10,000	20,000	(4)	—	10.83	12/7/2015	—	—	—	—
	56,000	—		—	11.45	12/14/2011	—	—	—	—
	10,833	—		—	7.75	12/9/2012	—	—	—	—
	5,000	—		—	29.9375	11/18/2007	—	—	—	—
	—	14,517	(5)	—	16.59	12/06/2016	56,680	728,338	—	—
Jeffrey W. Hickling	26,667	13,333	(6)	—	10.09	03/21/2015	—	—	—	—
	10,000	20,000	(4)	—	10.83	12/07/2015	—	—	—	—
	—	14,517	(5)	—	16.59	12/6/2016	88,614	1,138,690	—	—

(1)	The vesting schedule for the restricted stock units for each Named Executive Officer is as follows:

Vesting Date	Matthew J. Espe	Robert F. Woods	Brian D. Edwards	David Mills	Jeffrey W. Hickling

09/30/08	—	27,731	—	—	—
10/25/08	—	—	10,142	5,071	5,071
12/07/08	20,000	6,000	5,000	2,334	2,500
01/23/09	—	—	—	—	4,341
10/25/09	—	—	10,142	5,071	5,071
12/01/09	—	—	—	3,447	—
12/06/09	11,236	9,997	9,476	4,687	6,353
12/07/09	20,000	6,000	5,000	2,333	2,500
12/08/09	23,300	6,654	4,567	1,667	—
01/23/10	—	—	—	—	4,341
03/21/10	—	—	—	—	5,000
10/25/10	—	—	30,426	10,142	15,213
12/01/10	—	—	—	3,446	—
12/06/10	11,236	9,996	9,476	4,685	6,352
12/07/10	20,000	6,000	5,000	2,333	2,500
12/08/10	23,300	6,653	4,567	1,667	—
01/23/11	—	—	—	—	13,020
03/21/11	—	—	—	—	5,000
12/01/11	—	—	—	3,446	—
12/06/11	36,236	9,995	9,475	4,685	6,352
12/08/11	23,300	6,653	4,566	1,666	—
03/21/12	—	—	—	—	5,000
09/14/23	40,000	—	—	—	—

Total	228,608	95,679	107,837	56,680	88,614

(2)	Based on IKON’s closing stock price on September 28, 2007 of $12.85.

(3)	Vest 100% on December 8, 2007.

(4)	Vest 50% on December 7, 2007 and 50% on December 7, 2008.

(5)	Vest 33 1/3% on December 6, 2007, 33 1/3% on December 6, 2008, and 33 1/3% on December 6, 2009.

(6)	Vest 100% on March 21, 2008.

Option Exercises and Stock Vested

The following table shows option exercises and the vesting of other stock awards held by the Named Executive Officers during the fiscal year ended September 30, 2007.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Matthew J. Espe	—	—	125,000	1,700,000
Robert F. Woods	—	—	27,732	360,516
Brian D. Edwards	48,266	249,989	—	—
David Mills	—	—	—	—
Jeffrey W. Hickling	—	—	—	—

Pension Benefits

The following table shows information about the participation by each of the Named Executive Officers in IKON’s Pension Plan and Supplemental Executive Retirement Plan or Pension Fund.

Pension Benefits

		Number of Years		Present Value of	Payments During
		Credited Service		Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)		($)	($)

Matthew J. Espe	Pension Plan	3.2		23,552	—
	Supplemental Executive Retirement Plan	6.4	(1)	92,470	—
Robert F. Woods	—	N/A		—	—
Brian D. Edwards	Pension Plan	20		104,868	—
	Supplemental Executive Retirement Plan	20		130,384	—
David Mills	Pension Fund	16.7		2,119,998	—
Jeffrey W. Hickling	—	—		—	—

(1)	Pursuant to the terms of his previous employment agreement with IKON, Mr. Espe was credited with two years of service under IKON’s Supplemental Executive Retirement Plan (“SERP”) for every one year of actual service through September 30, 2005. As of September 30, 2007, the resulting augmentation to the actuarial present value of Mr. Espe’s accumulated benefit under the SERP is $40,235.

IKON maintains three pension plans for employees meeting certain age and service requirements: the Pension Plan and the SERP for United States residents and the Pension Fund for United Kingdom residents, each as defined and described below. The SERP is intended to provide pension benefits that would have been payable under the Pension Plan but for certain restrictions imposed by the Internal Revenue Code (the “Code”) or because of the employee’s participation in certain deferred compensation plans. All United States employees hired on or after July 1, 2004, including Messrs. Woods and Hickling, are excluded from coverage under the Pension Plan. The Pension Plan and the SERP ceased accrual of future benefits as of September 30, 2005. All United Kingdom employees hired after March 31, 1999 are excluded from coverage under the defined benefit portion of the Pension Fund. The Pension Fund ceased accrual of future benefits as of December 31, 2005.

IKON employees who are United States residents and meet certain age and service requirements, including Messrs. Espe and Edwards, are participants in a pension plan (the “Pension Plan”), which provides to eligible retired employees at age 65 annual pension benefits. The amount of the annual benefit is equal to the number of years of credited service as of September 30, 2005, multiplied by 1% of average annual compensation (consisting of salary and annual incentive bonus) earned during the five full consecutive years within the employee’s last 10 years of participation in the Pension Plan through September 30, 2005 that yield the highest average. All Pension Plan costs are paid by IKON, and the Pension Plan and benefits payable under it are funded on an actuarial basis.

Coverage under the SERP was limited to participants in the Pension Plan who are not commissioned sales employees and whose benefits under the Pension Plan were limited because of (i) restrictions imposed by the Internal Revenue Code (the “Code”) on the amount of benefits that may be paid from a tax-qualified plan, (ii) restrictions imposed by the Code on the amount of an employee’s compensation that may be taken into account in calculating benefits to be paid from a tax-qualified plan or (iii) any reductions in the amount of compensation taken into account under the Pension Plan because of an employee’s participation in certain deferred compensation plans sponsored by IKON or one of its participating subsidiaries. While accrual of benefits ceased as of December 31, 2005, the SERP provides for a supplement to the annual pension paid under the Pension Plan to participants who attain early or normal retirement under the Pension Plan or who suffer a total and permanent disability while employed by IKON or one of its participating subsidiaries and to the pre-retirement death benefits payable under the Pension Plan on behalf of such participants who die with a vested interest in the Pension Plan. The amount of the supplement will be the difference, if any, between the pension or pre-retirement death benefit paid under the Pension Plan and that which would otherwise have been payable but for the restrictions imposed by the Code and any reduction in the participant’s compensation for purposes of the Pension Plan because of his or her participation in certain deferred compensation plans of IKON or one of its participating subsidiaries. The maximum amount of annual compensation upon which benefits earned under the SERP may be based is $500,000.

IKON employees who are United Kingdom residents and meet certain age and service requirements, including Mr. Mills, are participants in the defined benefit portion of the IKON Pension Fund (the “Pension Fund”), which provides to eligible retired employees at age 65 annual pension benefits equal to the sum of: (i) the number of years of credited service divided by 60 and multiplied by average annual pensionable salary earned during the three full consecutive years above £100,000 (approximately U.S. $202,000 at the exchange rate in effect as of September 28, 2007) within the employee’s last ten years of participation in the plan that yields the highest average, plus (ii) the number of years of credited service divided by 80 and multiplied by average annual pensionable salary earned during the three full consecutive years below £50,000 (approximately U.S. $101,000 at the exchange rate in effect as of September 28, 2007) within the employee’s last ten years of participation in the plan that yields the highest average. All Pension Fund costs are paid by IKON, and the Pension Fund and benefits payable under it are funded on an actuarial basis.

The discussion of the method and material assumptions used in the valuation of the accumulated benefits reported in the Pension Benefits table appearing in Management’s Discussion and Analysis of Financial Condition and Results of Operations and Note 12 (Employee Benefit Plans) to the Consolidated Financial Statements in IKON’s Annual Report on Form 10-K for the year ended September 30, 2007 is incorporated herein by reference.

Nonqualified Deferred Compensation

The following table shows information about the participation by each of the Named Executive Officers in IKON’s 1994 Deferred Compensation Plan (the “1994 Plan”) and Executive Deferred Compensation Plan (the “Executive Plan”).

Nonqualified Deferred Compensation

	Executive
	Contributions	Registrant		Aggregate	Aggregate Balance
	in Last Fiscal	Contributions	Aggregate Earnings	Withdrawals /	at Last Fiscal
	Year	in Last Fiscal Year	in Last Fiscal Year	Distributions	Year-End
Name	($)	($)(1)	($)(2)	($)	($)(3)

Matthew J. Espe(4)	$813,450	$610,088	$(235,645)	—	$2,762,833
Robert F. Woods(4)	$216,563	$216,563	$(44,610)	—	$350,412
Brian D. Edwards(5)	$85,635	$85,635	$72,727	—	$622,372
David Mills	—	—	—	—	—
Jeffrey W. Hickling(4)	$110,550	$110,550	$(22,772)	—	$178,877

(1)	These amounts represent unvested IKON matching contributions. All of the amounts reported in this column are included in the “All Other Compensation” column in the Summary Compensation Table on page 21.

(2)	The negative aggregate earnings for Messrs. Espe, Woods and Hickling in fiscal year 2007 are primarily attributable to fluctuations in IKON’s stock price resulting in losses on amounts deferred and credited to the IKON index account of the Executive Plan. Because Mr. Edwards had legacy deferrals in the Executive Plan deferred and credited to non-IKON stock fund investment alternatives, his losses from IKON’s stock fluctuations were offset by gains from other investment options.

(3)	All amounts reported in this column that represent contributions by the executive or by IKON are reported in the Summary Compensation Table on page 21 or were reported in the Summary Compensation Table in prior years, except to the extent that an executive officer was not required to be listed in such table in any prior year.

The earnings on such contributions are not, and in the past have not been, reported in the Summary Compensation Table because such earnings are not at a preferential or above-market rate.

(4)	Participant in the Executive Plan.

(5)	Participant in the Executive Plan and the 1994 Plan.

Senior management employees of IKON who are United States residents, including Messrs. Espe, Woods, Edwards and Hickling, may participate in the Executive Plan. The Executive Plan allows senior management employees of IKON who are United States residents and subject to a change in control agreement (“CIC participant”), including Messrs. Espe, Woods, Edwards and Hickling, to defer a portion of their salary, bonus, annual incentive bonus, long-term incentive payout that includes IKON common stock or any shares of IKON common stock or cash payable pursuant to awards made under any equity-based incentive plan established by IKON and receive certain benefits as described below. Senior management employees of IKON who are United States residents, but not subject to a change in control agreement, may only defer a portion of their annual incentive bonus to the Executive Plan and receive certain benefits as described below. For each plan year, the amount of a CIC participant’s cash deferrals may be no less than $5,000. Deferrals of cash by a CIC participant are credited to a cash deferral account or the IKON index account, which is denominated in share units representing the right to receive an equivalent number of shares of IKON common stock, each established by IKON in the name of the CIC participant. Effective July 26, 2005, the Executive Plan was amended to require all deferrals of cash made after December 31, 2005 to be credited to the IKON index account.

Pursuant to an Executive Plan amendment effective March 1, 2006, which added the MSPP component, the Company began making matching contributions to the IKON index account for all participants, including Messrs. Espe, Woods, Edwards and Hickling, who deferred a portion of their annual incentive bonus to the Executive Plan. The amount of such matching contribution varies based upon a participant’s employment level. Any such matching contributions are subject to a vesting schedule and distributed in the form of shares of IKON common stock at a specified time in the future. Deferrals of shares of IKON stock are credited to the IKON stock account established by IKON in the name of the participant, which is denominated in share units representing the right to receive an equivalent number of shares of IKON common stock. Cash deferral accounts are credited with earnings based on the performance of various investment alternatives selected by the participant from among those made available by IKON from time to time. IKON index accounts and IKON stock accounts are credited with additional share units to reflect cash dividends paid by IKON with respect to its common stock. There are no guaranteed rates of return with respect to any IKON index account, IKON stock account or any other available investment alternatives. A participant may request a change in the allocation of his or her cash deferral account from among the various investment alternatives at any time by providing notice to the plan administrator and may reallocate his or her cash deferral account to his or her IKON index account at such times and under such conditions as permitted by the plan administrator. The Executive Plan provides for immediate vesting of all amounts deferred thereunder, subject to any applicable vesting requirements on any deferred equity compensation. Participants may specify the length of time for which amounts are deferred, provided that (i) the deferral period must extend at least until the January following the end of the calendar year in which the compensation would have been paid and (ii) distributions must commence no later than the January following the year in which the participant attains age 60, retires or otherwise terminates employment with IKON, whichever is later. Distributions of benefits under the Executive Plan, consisting of the value of the participant’s investment accounts, are paid in a lump sum within 60 days after December 1 of the year preceding the year specified by the participant in his or her election form or, at the participant’s election, in substantially equal annual installments over a period not to exceed 10 years commencing within 60 days after December 1 of the year preceding the year specified by the participant in his or her election form. The Executive Plan is intended to be maintained and operated in accordance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, with respect to those deferrals to the Plan after December 31, 2004.

IKON also sponsors the 1994 Plan, which allowed IKON employees who were United States residents and “highly compensated” (defined as employees who received compensation in excess of $110,000 annually), including Mr. Edwards, to elect to defer a portion of their salary or annual incentive bonus and receive certain benefits as described below. Effective July 26, 2005, the 1994 Plan was amended to: (i) prohibit IKON employees from electing to participate in the 1994 Plan for the first time for any plan year beginning after December 31, 2005;

(ii) prohibit IKON employees who, as of December 31, 2005, have participated in the 1994 Plan for at least five plan years from deferring any portion of their compensation pursuant to the 1994 Plan after December 31, 2005; and (iii) requiring IKON employees who, as of December 31, 2005, have participated in the 1994 Plan for less than five plan years to either (a) continue to defer compensation for a period not to exceed the participant’s fifth anniversary as a participant in the 1994 Plan or (b) cancel their deferral elections for the plan years that commence after December 31, 2005. Under this July 26, 2005 amendment, Mr. Edwards is not eligible to defer either future salary or annual incentive bonuses to the 1994 Plan. For each plan year, the amount of a participant’s deferral may be no less than $3,000 from salary and no more than an aggregate of $200,000 from salary and annual bonus incentive. Amounts deferred by a participant are credited to an investment account established by IKON in the name of the participant, which is credited with earnings based on the performance of various investment alternatives selected by the participant from among those made available by IKON from time to time. There are no guaranteed rates of return with respect to such investment alternatives. A participant may request a change in the allocation among the various investment alternatives at any time by providing notice to the plan administrator. A participant vests in the benefits provided pursuant to the 1994 Plan on the first to occur of: (i) the fifth anniversary of the date of his or her initial participation in the 1994 Plan, (ii) the date of his or her retirement at or after age 60 or (iii) the date he or she attains age 65. Effective July 26, 2005, the 1994 Plan was amended to provide full vesting of benefits for any participant who is an IKON employee on December 31, 2005. Distributions of benefits under the 1994 Plan, consisting of the value of the participant’s investment account, are paid in 10 annual installments commencing in the January following the later of the participant attaining age 60 or the participant’s retirement, unless the participant elects to defer commencement of such benefits until a later date or receive such benefits in 5 or 15 annual installments. A participant may request a withdrawal prior to the commencement of benefits on the grounds of a severe financial hardship, as defined by the 1994 Plan. Participants whose employment terminates prior to vesting are entitled to receive an amount equal to the lesser of (i) the participant’s deferrals to the date of termination, without interest, or (ii) the value of the participant’s investment account as of the last day of the calendar month on or following the date of termination. The 1994 Plan is intended to be maintained and operated in accordance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, with respect to any amounts deferred to the Plan after December 31, 2004 and any amounts that were previously deferred, but vest after December 31, 2004.

Potential Payments upon Termination or Change in Control

Pursuant to the terms of each of the employment agreements with IKON’s Named Executive Officers, IKON is required to provide compensation to each of Named Executive Officers in the event of a termination of employment or change in control of IKON. The potential payments to each of the Named Executive Officers upon certain events are set forth in the tables below, and are described in more detail in the narrative immediately following the tables. All calculations assume a separation date of September 28, 2007.

Matthew J. Espe

			Annual
			Incentive
		Annual	Bonus
		Incentive	Opportunity			Retirement	Long Term
		Bonus-	Post-	Stock	Restricted	and Deferred	Incentive	Health and
	Base	Termination	Termination	Option	Stock Unit	Compensation	Program	Welfare Plan
Termination Event	Salary	Year	Year	Vesting(1)	Vesting(2)	Vesting	Payout	Participation	Total

Death or Disability	$3,462	$900,000	0	$506,492	$2,937,613	$581,837	$1,341,761	$19,026	$6,290,191
Involuntary or Constructive Termination Without Cause	$2,250,000	$900,000	$2,250,000	$506,492	$2,423,613	$581,837	$3,377,000	$19,026	$12,307,968
Involuntary or Constructive Termination Without Cause After Change in Control	$2,700,000	$900,000	$5,400,000	$506,492	$2,937,613	$609,737	$3,377,000	$28,539	$16,459,381	(3)
Voluntary Termination or For Cause Termination	0	0	0	0	0	0	0	0	0

(1)	For the purposes of this table, the unvested options were valued using the spread differential between the grant price and the closing price of IKON common stock on September 28, 2007, which was $12.85.

(2)	For the purposes of this table, the restricted stock units were valued based on the closing price of IKON common stock on September 28, 2007, which was $12.85.

(3)	This calculation does not include any potential excise tax gross-up payment. This potential payment is described in the following narrative.

The following describes further the potential payments to Mr. Espe at, following or in connection with any termination of his employment pursuant to the terms of his employment agreement or other arrangement:

If Mr. Espe voluntarily terminates employment during the term of his employment agreement (in circumstances that do not constitute a constructive termination without cause), or is terminated for cause, no severance benefit is provided and Mr. Espe shall forfeit all stock options not exercisable on the termination date and all unvested restricted stock that is outstanding as of the termination date.

If Mr. Espe’s employment is terminated due to death or disability, Mr. Espe (or, if applicable, his estate) will receive: (i) base salary continuation through the month of termination; (ii) a pro rata annual incentive bonus paid at target for the fiscal year of termination; (iii) the continued right to exercise any outstanding stock option for one year following termination or the option’s stated term, whichever is shorter, all such options to become fully exercisable as of the termination date; (iv) the vesting of all restricted stock; (v) full vesting in IKON’s retirement and deferred compensation plans (if participating in such plans); (vi) pro rata long-term incentive performance payouts if earned; and (vii) (if for disability) continued participation in medical, dental, vision, hospitalization, disability and life insurance coverage and other employee benefit plans for two years following termination.

Absent a change in control (or, in certain circumstances, a potential change in control), if Mr. Espe’s employment is involuntarily or constructively terminated without cause, Mr. Espe will receive: (i) base salary continuation through the 30-month anniversary of his termination date; (ii) a pro rata annual incentive bonus paid at target for the fiscal year of termination; (iii) a pro rata annual incentive bonus paid at target for the 30-month period after termination; (iv) the continued right to exercise any outstanding stock option for one year following termination or the option’s stated term, whichever is shorter, all such options to become fully exercisable as of the termination date; (v) the vesting of all restricted stock (other than the 40,000 shares scheduled to vest on Mr. Espe’s 65th birthday, which were awarded to Mr. Espe in connection with the signing of his previous employment agreement with IKON); (vi) an accelerated long-term incentive performance payout at target for all outstanding plan periods; (vii) full vesting in IKON’s retirement and deferred compensation plans (if participating in such plans); and (viii) continued participation in medical, dental, vision, hospitalization, disability and life insurance coverage and other employee benefit plans for two years following termination. In the event of a constructive termination without cause absent a change in control (or, in certain circumstances, a potential change in control), Mr. Espe will receive the same benefits described above in this paragraph provided that he executes a release in the form set forth in his employment agreement.

In the event of a change in control of IKON (or, in some circumstances, a potential change in control) followed by Mr. Espe’s involuntary or constructive termination from employment without cause within two years after such change in control, Mr. Espe will receive the following provided that he executes a release in the form set forth in his employment agreement: (i) base salary continuation for three years following termination; (ii) a pro rata annual incentive bonus paid at target for the fiscal year of termination; (iii) annual incentive bonuses for three years after termination, paid at the greater of the maximum for the fiscal year of termination and Mr. Espe’s actual annual incentive bonus for the fiscal year preceding termination; (iv) the continued right to exercise any outstanding stock option for two years following termination or the option’s stated term, whichever is shorter, all such options to become fully exercisable as of the termination date; (v) the vesting of all restricted stock; (vi) an accelerated long-term incentive performance payout at target for all outstanding plan periods; (vii) an amount equal to the maximum value of three years of company contributions under the RSP (if participating); (viii) full vesting in IKON’s retirement and deferred compensation plans (if participating in such plans); and (ix) continued participation in medical, dental, vision, hospitalization, disability and life insurance coverage and other employee benefit plans for three years following termination.

In the event that any payment or benefit to Mr. Espe detailed in this description is subject to an excise tax imposed by Section 4999 of the internal revenue code of 1986, as amended (or any successor to such section), Mr. Espe would receive a gross-up payment (hereinafter “Gross-Up Payment”) which, after the imposition of all income, employment, excise and other taxes, penalties and interest thereon, is equal to the sum of (i) the excise tax on such payment or benefit plus (ii) any penalty and interest assessments associated with such excise tax. Assuming that (a) a September 28, 2007 event triggered the right to receive the benefits set forth in the preceding paragraph and (b) no penalty or interest assessments are associated with the excise tax, Mr. Espe would have been eligible to receive a Gross-Up Payment of $6,155,765. The calculation of the Gross-Up Payment is based upon a 20% excise tax rate, a 35% federal income tax rate, a 1.45% Medicare tax rate and the maximum applicable state income tax rate. For purposes of this calculation, it is assumed that all cash severance payments were contingent upon a change of control, no amounts would be discounted as attributable to reasonable compensation and no value will be attributed to the executive executing a release. In addition, Mr. Espe will remain subject to the non-competition and non-solicitation restrictions set forth in his employment agreement for two years following any termination, although the non-competition restrictions would be void in the event of a change in control (or, in some circumstances, a potential change in control) followed by Mr. Espe’s involuntary, or constructive, termination of employment without cause within two years following such change in control.

Robert F. Woods, Brian D. Edwards, and Jeffrey W. Hickling

						Continuation or
			Continuation	Continuation		Accelerated
			of Annual	or		Retirement and	Accelerated or	Continued
		Annual	Incentive	Accelerated	Accelerated	Deferred	Prorated Long	Health and
	Base	Incentive	Bonus	Stock Option	Restricted Stock	Compensation	Term Incentive	Welfare Plan
Termination Event	Salary	Bonus	Opportunity	Vesting(1)	Unit Vesting(2)	Vesting	Program Payout	Participation	Total

1. Robert F. Woods
Death or Disability	$2,115	$412,500	0	$153,489	$1,585,831	$178,715	0	$19,026	$2,351,676
Involuntary or Constructive Termination Without Cause	$1,100,000	$412,500	$825,000	$99,623	$712,704	$178,715	0	$19,026	$3,347,568
Involuntary or Constructive Termination Without Cause After Change in Control	$1,100,000	$412,500	$825,000	$153,489	$1,585,831	$194,215	$913,000	$19,026	$5,203,061	(3)
Voluntary Termination or For Cause Termination	0	0	0	0	0	0	0	0	0
2. Brian D. Edwards
Death or Disability	$1,923	$300,000	0	$119,028	$1,385,705	$199,080	0	$19,026	$2,024,762
Involuntary or Constructive Termination Without Cause	$1,000,000	$300,000	$600,000	$75,263	0	$199,080	0	$19,026	$2,193,369
Involuntary or Constructive Termination Without Cause After Change in Control	$1,000,000	$300,000	$600,000	$119,028	$1,385,705	$226,980	$754,500	$19,026	$4,405,239	(3)
Voluntary Termination or For Cause Termination	0	0	0	0	0	0	0	0	0
3. Jeffrey W. Hickling
Death or Disability	$1423	$222,000	0	$77,199	$1,138,690	$88,678	0	$19,026	$1,547,016
Involuntary or Constructive Termination Without Cause	$740,000	$222,000	$444,000	$56,999	0	$88,678	0	$19,026	$1,570,703
Involuntary or Constructive Termination Without Cause After Change in Control	$740,000	$222,000	$444,000	$77,199	$1,138,690	$104,178	205,200	$19,026	$2,950,293	(3)
Voluntary Termination or For Cause Termination	0	0	0	0	0	0	0	0	0

(1)	For the purposes of this table, the unvested options were valued using the spread differential between the grant price and the closing price of IKON common stock on September 28, 2007, which was $12.85.

(2)	For the purposes of this table, the restricted stock units were valued based on the closing price of IKON common stock on September 28, 2007, which was $12.85.

(3)	These calculations do not include any potential excise tax gross-up payments. Such potential payments are described in the following narrative.

The following describes further the potential payments to Mr. Woods, Mr. Edwards, and Mr. Hickling at, following or in connection with any termination of their employment pursuant to the terms of their respective employment agreements or other arrangements:

Except as otherwise noted in this proxy statement, the provisions of Mr. Woods’, Mr. Edwards’ and Mr. Hickling’s employment agreements addressing benefits upon termination of employment are identical. For this section, these three Named Executives are referred to as “Mr. Woods/Edwards/Hickling,” with all provisions applying to each of these three Named Executive Officers individually. If Mr. Woods/Edwards/Hickling voluntarily terminates employment during the term of his employment agreement (in circumstances that do not constitute a constructive termination without cause), or is terminated for cause, no severance benefit is provided and Mr. Woods/Edwards/Hickling shall forfeit all stock options not exercisable on the termination date and all unvested restricted stock that is outstanding as of the termination date.

If Mr. Woods/Edwards/Hickling’s employment is terminated due to death or disability, Mr. Woods/Edwards/Hickling (or, if applicable, his estate) will receive: (i) base salary continuation through the month of termination; (ii) a pro rata annual incentive bonus paid at target for the fiscal year of termination; (iii) the continued right to exercise any outstanding stock option for one year following termination or the option’s stated term, whichever is shorter, all such options to become fully exercisable as of the termination date; (iv) the vesting of all restricted stock; (v) full vesting in IKON’s retirement and deferred compensation plans (if participating in such plans); and (vi) (if for disability) continued participation in medical, dental, vision, hospitalization, disability and life insurance coverage and other employee benefit plans for two years following termination.

Absent a change in control (or, in certain circumstances, a potential change in control), if Mr. Woods/Edwards/Hickling’s employment is terminated, or constructively terminated, without cause, Mr. Woods/Edwards/Hickling will receive: (i) base salary continuation for two years following termination; (ii) a pro rata annual incentive bonus paid at target for the fiscal year of termination; (iii) an amount equal to twice his annual incentive bonus opportunity for the fiscal year of termination; (iv) the continued vesting and right to exercise any outstanding stock option for one year following termination or the option’s stated term, whichever is shorter; (v) continued participation in medical, dental, vision, hospitalization, disability and life insurance coverage and other employee benefit plans for two years following termination; and (vii) full vesting in IKON’s retirement and deferred compensation plans (if participating in such plans). In addition, the 83,195 shares of restricted stock that were awarded to Mr. Woods in connection with the signing of his employment contract with IKON would automatically vest in this scenario.

In the event of a change in control of IKON (or, in some circumstances, a potential change in control) followed by Mr. Woods/Edwards/Hickling’s involuntary or constructive termination of employment without cause within two years after such change in control, Mr. Woods/Edwards/Hickling will receive the following provided that he executes a release in the form satisfactory to IKON: (i) base salary continuation for two years following termination; (ii) a pro rata annual incentive bonus paid at target for the fiscal year of termination; (iii) an amount equal to twice his annual incentive bonus opportunity for the fiscal year of termination; (iv) the continued right to exercise any outstanding stock option for three months following termination or the option’s stated term, whichever is shorter, all such options to become fully exercisable as of the termination date; (v) the vesting of all restricted stock; (vi) an amount equal to the maximum value of two years of company contributions under the RSP (if participating); (vii) full vesting in IKON’s retirement and deferred compensation plans (if participating in such plans); (viii) continued participation in medical, dental, vision, hospitalization, disability and life insurance coverage and other employee benefit plans for two years following termination; and (ix) an accelerated long-term incentive performance payout at target for all outstanding plan periods (pursuant to the terms of the long-term incentive performance grant). In the event that the terms of any employee benefit plan require vesting or payment upon an earlier date than Mr. Woods/Edwards/Hickling’s change-in-control arrangement, the earlier date will prevail.

In the event that any payment or benefit to Mr. Woods/Edwards/Hickling detailed in this description is subject to an excise tax imposed by Section 4999 of the internal revenue code of 1986, as amended (or any successor to such section), Mr. Woods/Edwards/Hickling would receive a Gross-Up Payment which, after the imposition of all income, employment, excise and other taxes, penalties and interest thereon, is equal to the sum of (i) the excise tax on such payment or benefit plus (ii) any penalty and interest assessments associated with such excise tax. Assuming that (a) a September 28, 2007 event triggered the right to receive the benefits set forth in the preceding paragraph for

Mr. Woods/Edwards/Hickling and (b) no penalty or interest assessments are associated with any excise tax, Mr. Edwards and Mr. Hickling would have been eligible to receive Gross-Up Payments in the amount of $1,289,277 and $868,111 respectively, while Mr. Woods would not have been eligible for a Gross-Up Payment because he would not have been subject to the excise tax under Section 4999 of the internal revenue code of 1986, as amended. The calculation of the Gross-Up Payment is based upon a 20% excise tax rate, a 35% federal income tax rate, a 1.45% Medicare tax rate and the maximum applicable state income tax rate. For purposes of this calculation, it is assumed that all cash severance payments were contingent upon a change of control, no amounts would be discounted as attributable to reasonable compensation and no value will be attributed to the executive executing a release. Mr. Woods/Edwards/Hickling will remain subject to the non-competition and non-solicitation restrictions set forth in his employment agreement for two years following any termination, although the non-competition restrictions would be void in the event of a change in control (or, in some circumstances, a potential change in control) followed by Mr. Woods’s involuntary termination of employment (or constructive termination of employment by Mr. Woods) without cause within two years following such change in control.

David Mills

						Continuation or
			Continuation of			Accelerated	Accelerated or
			Annual	Continuation or	Accelerated	Retirement and	Prorated Long	Continued
		Annual	Incentive	Accelerated	Restricted	Deferred	Term Incentive	Health and
	Base	Incentive	Bonus	Stock Option	Stock Unit	Compensation	Program	Welfare Plan
Termination Event	Salary	Bonus	Opportunity	Vesting(1)	Vesting(2)	Vesting	Payout	Participation	Total

Death or Disability	£18,750 (approx. U.S. $37,875)	£135,000 (approx. U.S. $272,700)	0	0	0	0	0	0	£153,750 (approx. U.S. $310,575)
Involuntary or Constructive Termination Without Cause	£300,000 approx. U.S. $606,000)	£146,250 (approx. U.S. $295,425)	£168,750 (approx. U.S. $340,875)	0	0	£94,554 (approx. U.S. $190,999)	0	£5,645 (approx. U.S. $11,403)	£715,199 (approx. U.S. $1,444,702)
Involuntary or Constructive Termination Without Cause After Change in Control	£450,000 (approx. U.S. $909,000)	£135,000 (approx. U.S. $272,700)	£270,000 (approx. U.S. $545,400)	£27,673 (approx. U.S. $55,899)			£183,848 (approx. U.S. $371,373)	£13,468 (approx. U.S. $27,205)	£1,079,989 (approx. U.S. $2,181,577)
Voluntary Termination	£300,000 (approx. U.S. $606,000)	£135,000 (approx. U.S. $272,700)	£180,000 (approx. U.S. $363,600)	0	0	£94,554 (approx. U.S. $190,999)	0	£5,645 (approx. U.S. $11,403)	£715,199 (approx. U.S. $1,444,702)
For Cause Termination	£225,000 (approx. U.S. $454,500)	£135,000 (approx. U.S. $272,700)	0	0	0	£70,916 (approx. U.S. $143,250)	0	£4,234 (approx. U.S. $8,553)	£435,150 (approx. U.S. $879,003)

(1)	For the purposes of this table, the unvested options were valued using the spread differential between the grant price and the closing price of IKON common stock on September 28, 2007, which was $12.85.

(2)	For the purposes of this table, the restricted stock units were valued based on the closing price of IKON common stock on September 28, 2007, which was $12.85.

The following describes further the potential payments to Mr. Mills at, following or in connection with any termination of his employment pursuant to the terms of his employment agreement or other arrangement:

If Mr. Mills’ employment is terminated by Mr. Mills or by IKON without cause pursuant to his employment agreement’s notice provision, Mr. Mills will receive the following: (i) base salary continuation for three months following the termination date; (ii) a pro rata annual contractual bonus paid at target for the fiscal year of termination; (iii) an amount equal to one-quarter of his annual incentive bonus opportunity for the fiscal year of termination; and (iv) continued use of a car and participation in private health insurance, life insurance and the Pension Fund for three months following the termination date. If Mr. Mills’s employment is terminated by Mr. Mills or by IKON without cause pursuant to such notice provision and, at the request of IKON, Mr. Mills provides his services for a period of up to one month after his termination date, then Mr. Mills will receive an additional payment consisting of: (i) base salary continuation through such additional period after his termination date; (ii) a pro rata annual contractual bonus for such additional period after his termination date; and (iii) continued use of a car and participation in private health insurance, life insurance and the Pension Fund for such additional period after his termination date. Mr. Mills is also eligible to take advantage of certain provisions under his stock option agreements, including continued vesting and right to exercise any outstanding stock option for one year following termination or the option’s stated term, whichever is shorter.

In addition to the payments and benefits described in the foregoing paragraph, in the event of any such employment termination Mr. Mills will receive the following in consideration of submitting to the non-competition and non-solicitation restrictions set forth in his employment agreement: (i) base salary continuation for one additional year; (ii) an amount equal to his annual incentive bonus opportunity for the fiscal year of termination; and (iii) continued use of a car and participation in private health insurance, life insurance and the Pension Fund for an additional one-year period. If Mr. Mills is terminated for cause, no severance benefit is provided except as described above in this paragraph and Mr. Mills shall forfeit all stock options not exercisable on the termination date and all unvested restricted stock that is outstanding as of the termination date. If Mr. Mills’ employment is terminated due to death, under his employment agreement his estate will receive an amount equal to: (i) a base salary installment for the month in which his death occurred and (ii) a pro rata annual contractual bonus for the period served prior to his death.

In the event of a change in control followed by Mr. Mills’ involuntary, or constructive, termination of employment without cause within two years after such change in control, Mr. Mills will receive the following: (i) a pro rata annual contractual bonus paid at target for the fiscal year of termination; (ii) continued provision of private health insurance and life insurance for two years; (iii) an amount equal to twice his annual base salary for the fiscal year of termination; (iv) an amount equal to twice his annual incentive bonus opportunity for the fiscal year of termination; (v) an accelerated long-term incentive performance payout at maximum levels for all outstanding plan periods; (vi) the continued right to exercise any outstanding stock option for one year following termination or the option’s stated term, whichever is shorter, all such options to become fully exercisable as of the termination date; and (vii) reimbursement for reasonable legal fees and other expenses incurred by Mr. Mills relating to his rights and obligations under his employment agreement. In the event that the terms of any employee benefit plan require vesting or payment upon an earlier date than Mr. Mills’ change-in-control arrangement, the earlier date will prevail. The non-competition and non-solicitation restrictions set forth in Mr. Mills’ employment agreement would be void in the event of a change in control followed by Mr. Mills’ involuntary termination of employment (or termination of employment by Mr. Mills for good reason) within two years following such change in control.

Director Compensation

The Corporate Governance Committee of the Board of Directors is charged with reviewing and making recommendations to the Board of Directors regarding the form and amount of compensation and other benefits to be paid to directors for their service on the Board of Directors and its committees. IKON uses a combination of cash and stock-based compensation to attract and retain talented directors. The Board of Directors, at the recommendation of the Corporate Governance Committee and at least bi-annually, sets director compensation in consideration of the significant amount of time and high skill level required of directors in performing their duties to IKON and to its shareholders. In making its recommendations to the Board of Directors, the Corporate Governance Committee may consult with the independent compensation consultant and/or benchmark IKON’s director compensation against relevant market data.

The following table shows the compensation of non-employee directors of IKON for the fiscal year ended September 30, 2007.

Director Compensation

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash(1)	Awards(2)	Awards(3)	Compensation	Earnings	Compensation(4)	Total
Name	($)	($)	($)	($)	($)	($)	($)

Philip E. Cushing	69,000	45,000	35,000	—	—	803	149,803
Thomas R. Gibson	105,000	45,000	35,000	—	—	2080	187,080
Richard A. Jalkut	75,500	45,000	35,000	—	—	1695	157,195
Arthur E. Johnson	76,000	45,000	35,000	—	—	1789	157,789
Kurt M. Landgraf	87,500	45,000	35,000	—	—	1893	169,393
Gerald Luterman	77,000	45,000	35,000	—	—	1477	158,477
William E. McCracken	69,500	45,000	35,000	—	—	1193	150,693
William L. Meddaugh	69,000	45,000	35,000	—	—	1124	150,124
Hellene S. Runtagh	35,000	45,000	35,000	—	—	243	115,243
Anthony P. Terracciano	75,000	45,000	35,000	—	—	1478	156,478

(1)	Non-employee directors can elect to receive all or a portion of their fees in the form of deferred stock units. All of IKON’s non-employee directors elected to receive their directors’ fees in the form of deferred stock units, except: Mr. Cushing and Ms. Runtagh elected to receive all of their fees in cash; Mr. Luterman elected to receive 50% of his base directors’ fee in cash; Mr. McCracken elected to receive 25% of his base directors’ fee and all of his attendance fees in cash; Mr. Meddaugh elected to receive all of his base directors’ fees in cash; and Mr. Terracciano elected to receive all of his base directors’ and attendance fees in cash during the period February 1, 2007 through September 30, 2007.

(2)	As of September 30, 2007, the aggregate number of deferred units, including all deferred stock units issued in lieu of director fees otherwise payable in cash, held by the directors were as follows: Mr. Cushing: 21,368; Mr. Gibson: 62,152; Mr. Jalkut: 52,668; Mr. Johnson: 57,080; Mr. Landgraf: 59,423; Mr. Luterman: 28,969; Mr. McCracken: 25,242; Mr. Meddaugh: 22,416; Ms. Runtagh: 3,034; and Mr. Terracciano: 40,484.

(3)	These awards were granted as of February 21, 2007. As of September 30, 2007, the aggregate numbers of outstanding option awards held by the directors were as follows: Mr. Cushing: 106,715; Mr. Gibson: 136,054; Mr. Jalkut: 173,033; Mr. Johnson: 136,361; Mr. Landgraf: 139,152; Mr. Luterman: 27,493; Mr. McCracken: 30,924; Mr. Meddaugh: 27,493; Ms. Runtagh: 8,460; and Mr. Terracciano: 35,124.

(4)	All amounts reported in this column represent the value of dividend equivalents paid on deferred stock unit awards in fiscal year 2007.

IKON’s 2007 director compensation year began on February 1, 2007 and will end on January 31, 2008. For the director compensation year ending on January 31, 2007, all non-employee directors received a base directors’ fee of $40,000, paid out on a quarterly basis, for service on the Board of Directors for that year. For the director compensation year ending on January 31, 2008, all non-employee directors received or will receive a base directors’ fee of $45,000, paid out on a quarterly basis, for service on the Board of Directors for that year. A $2,000 attendance fee is paid for attendance at any regularly scheduled or special meetings of the Board of Directors, and a $1,500 attendance fee is paid for attendance at any regularly scheduled or special committee meetings. In addition, each committee chair receives an annual fee of $5,000, and the Audit Committee chair receives an additional annual fee of $10,000. The Lead Independent Director receives an additional annual fee of $20,000.

Deferred Stock Unit Awards in Respect of Directors’ Fees

Non-employee directors of IKON can elect to receive all or a portion of their directors’ fees in the form of deferred stock units. The number of deferred stock units that a non-employee director is entitled to receive is determined by dividing the amount of the directors’ fees that the non-employee director has elected to receive as deferred stock units by the fair market value of a share of IKON common stock on the date of grant. The shares of IKON common stock underlying the deferred stock units are generally issuable to the non-employee director holding the deferred stock units when he ceases to be a member of the Board of Directors. In addition, deferred stock unit awards, granted on or after February 22, 2006, include the right to receive dividend equivalents.

Annual Deferred Stock Unit Grants

For each of the director compensation years ending on January 31, 2007 and January 31, 2008, respectively, each non-employee director also received an annual grant of deferred stock units entitling the non-employee director to receive that number of deferred stock units determined by dividing $45,000 by the fair market value of a share of IKON common stock on the date of grant pursuant to the Omnibus Plan. The shares of IKON common stock underlying the deferred stock units are generally issuable to the non-employee director holding the deferred stock units when he or she ceases to be a member of the Board of Directors. In addition, deferred stock unit awards, granted on or after February 22, 2006, include the right to receive dividend equivalents.

Annual Option Grant

In addition to the deferred stock units described above, each non-employee director receives an annual grant of options to purchase that number of shares of IKON common stock determined by dividing $35,000 by the per-option value, calculated based on the Black-Scholes valuation method, as adjusted from time to time. These options are granted pursuant to the Omnibus Plan at an exercise price equal to the fair market value of IKON common stock on the date of grant. These options are immediately exercisable and remain exercisable for a period of 10 years from the date of grant.

Stock Ownership Guidelines for Directors

IKON’s Board of Directors has established stock ownership guidelines for its members in order to more closely align their interests with those of IKON’s shareholders. Under the guidelines, directors are expected to own, within a five-year period following appointment, IKON stock or stock units (excluding unexercised stock options) having a value equal to five (5) times their annual retainer fee. All of IKON’s directors have achieved, or are currently on schedule to achieve, their ownership guidelines.

Human Resources Committee Report

The Human Resources Committee has reviewed and discussed with IKON management the Compensation Discussion and Analysis contained in this proxy statement. Based on such review and discussion, the Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Human Resources Committee of the Board of Directors:

Thomas R. Gibson
Gerald Luterman
William L. Meddaugh
Hellene S. Runtagh
Anthony P. Terracciano (Chair)

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PwC, a registered public accounting firm, to serve as the Company’s independent auditor for the fiscal year ending September 30, 2008. PwC was the Company’s independent auditor for the fiscal year ended September 30, 2007. The ratification of this selection is not required by IKON’s organizational documents or otherwise, but we are submitting the selection to IKON’s shareholders for ratification as a matter of good corporate governance. If the Company’s shareholders do not ratify the selection of PwC as the Company’s independent auditor, the Audit Committee will reconsider whether to retain PwC, but it may still retain them. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interest of the Company and IKON’s shareholders. Representatives of PwC are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF
PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Auditor Fees and Services

The aggregate fees billed by PwC for professional services in fiscal 2007 and 2006 were as follows:

Services Rendered	Fiscal 2007	Fiscal 2006

Audit Fees	$5,322,000	$6,664,000
Audit-Related Fees	$77,000	$117,000
Tax Fees	$402,000	$464,000
All Other Fees	$1,000	$1,000

Audit Fees. The audit fees for fiscal 2007 and 2006 include fees for professional services rendered in connection with the testing of and attesting to the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 and for the audits of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that generally only the independent auditor can reasonably provide, such as comfort letters, statutory audits, consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees. The audit-related fees for fiscal 2007 and 2006 include fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include internal control reviews, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees. Tax fees for fiscal 2007 and 2006 include fees for services related to tax compliance and tax planning and advice, including assistance with tax audits. These services include assistance regarding federal, state, and international tax compliance and advice, review of tax returns, and federal, state, and international tax planning.

All Other Fees. All other fees consist of a licensing fee for software that provides access to authoritative guidance dealing with financial reporting rules and regulations.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. The Audit Committee will generally pre-approve a list of specific services and categories of services, including audit, audit-related, and other services, for the upcoming or current fiscal year, subject to a specified cost level. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, all audit and permissible non-audit services in excess of the pre-approved cost level, whether or not such services are included on the pre-approved list of services, must be separately pre-

approved by the Audit Committee Chair. The Audit Committee pre-approved all of the audit and non-audit services provided to IKON by PwC in fiscal years 2007 and 2006. The Audit Committee considers whether the nature or amount of non-audit services could potentially affect PwC’s independence.

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of IKON’s accounting functions and internal controls. The Board of Directors has adopted a written charter for the Audit Committee, which can be found on the Company’s website, www.IKON.com, by clicking on “About IKON” and then clicking on “Board of Directors.” The Audit Committee charter was most recently amended by the Board of Directors on July 25, 2006. In connection with its annual responsibilities, the Audit Committee reviewed its charter on July 24, 2007 and determined that no further amendments were necessary at such time. Each of the members of the Audit Committee is independent, as defined by the applicable NYSE listing standards. In addition, the Board of Directors has determined that Messrs. Landgraf and Luterman are “audit committee financial experts” as defined by the SEC rules.

IKON’s management is responsible for IKON’s financial reporting process, including its systems of internal and disclosure controls, and for the preparation of IKON’s financial statements. IKON’s independent auditor, PwC, is responsible for auditing those financial statements. The Audit Committee has the sole authority to retain and terminate the Company’s independent auditor, but it submits its selection to the Company’s shareholders for ratification as a matter of good corporate governance. The Audit Committee is responsible for recommending to the Board of Directors that IKON’s financial statements be included in its annual report. The Audit Committee took a number of steps in making this recommendation for fiscal year 2007. First, the Audit Committee discussed with PwC those matters required to be discussed by Statement on Auditing Standards No. 61 and Statement on Auditing Standards No. 90, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed with PwC the independence of PwC and received from PwC a letter concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed, with IKON management and PwC, IKON’s audited consolidated balance sheet at September 30, 2007 and consolidated statements of income, cash flows and shareholders’ equity for the fiscal year ended September 30, 2007. Based on the discussions with PwC concerning the audit, the independence discussions and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, such as internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, the Audit Committee recommended to the Board of Directors that IKON’s financial statements be included in its 2007 Annual Report on Form 10-K.

The Audit Committee of the Board of Directors:

Thomas R. Gibson
Richard A. Jalkut
Kurt M. Landgraf (Chair)
Gerald Luterman
William E. McCracken

GENERAL AND OTHER MATTERS

Expenses of Solicitation

The cost of soliciting proxies will be borne by IKON. Employees of IKON may solicit proxies personally or by telephone without additional compensation. Upon request, we will pay the reasonable expenses incurred by record holders of IKON’s common stock who are brokers, dealers, banks, or voting trustees, or their nominees, for mailing proxy materials and annual shareholder reports to the beneficial owners of the shares they hold of record. In addition to solicitation by mail and by employees, we have made arrangements with Georgeson Shareholder Communications, Inc. to solicit proxies at an expected cost of $9,000 (plus reasonable out-of-pocket expenses).

Communications with the Board of Directors

Shareholders and other interested parties may communicate with the Company’s Board of Directors, including the non-employee directors, by sending a letter, to an individual director or to the Company’s Board of Directors, to: IKON Board of Directors, c/o Secretary, 70 Valley Stream Parkway, Malvern, PA 19355. All shareholder communications received by the Secretary will be delivered to one or more members of the Board of Directors as appropriate, who shall be determined by the Secretary. Notwithstanding the foregoing, the Secretary will maintain, for a period of two years following the receipt of any communication, for the benefit of the Board of Directors, a record of all shareholder communications received in compliance with this policy. Members of the Board of Directors may review this record of shareholder communications upon their request to the Secretary. In addition, any receipt of any accounting, internal controls, or auditing-related complaints or concerns will be directed to the Audit Committee in accordance with the Audit Committee’s Policy for the Receipt, Retention, and Treatment of Accounting, Internal Accounting Controls and Auditing Complaints, and the Confidential, Anonymous Submission of Accounting-Related Concerns. A copy of this policy is available on the Company’s website, www.IKON.com, by clicking on “About IKON” and then clicking on “Board of Directors.” Shareholders can also obtain a copy of the Audit Committee’s policy by sending a request to the Secretary at the address noted above.

Shareholder Proposals

Shareholders may submit proposals on matters appropriate for shareholder action at IKON’s annual meetings consistent with Ohio law and the regulations adopted by the SEC. For shareholder proposals to be considered by the Board of Directors for inclusion in the proxy materials for the 2009 annual meeting of shareholders, they must be received by IKON’s Secretary on or before September 20, 2008. If a shareholder does not seek inclusion of a proposal in the proxy materials and submits the proposal not in reliance on the process described in Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, the proposal must be received by IKON’s Secretary on or before December 4, 2008. If the proposal is not received by that date, the Board of Directors will be allowed to use its discretionary voting authority as to the proposal when it is raised at the annual meeting. All proposals should be addressed to IKON Office Solutions, Inc. at 70 Valley Stream Parkway, Malvern, PA 19355, Attention: Secretary. Nothing in this paragraph shall be deemed to require us to permit presentation of a shareholder proposal or to include in IKON’s proxy materials relating to the 2009 annual meeting of shareholders any shareholder proposal that does not meet all of the requirements for presentation or inclusion established by IKON’s Code of Regulations and/or the regulations of the SEC in effect at that time.

Other Matters

As of the date hereof, IKON knows of no other business that will be presented for consideration at the meeting. However, the enclosed proxy card confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters as to which IKON’s Board of Directors did not have notice by December 1, 2007; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee is named in this proxy and such nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and the form of proxy pursuant to Exchange Act Rule 14a-8 or Exchange Act Rule 14a-9; and (v) matters incidental to the conduct of the meeting. If any such matters come before the meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their judgment.

HOUSEHOLDING

In order to reduce printing costs and postage fees, IKON has adopted the process called “householding” for mailing its annual report and proxy statement to “street name holders,” which refers to shareholders whose shares are held in a brokerage account or by a bank or other nominee. This means that street name holders who share the same last name and address will receive only one copy of IKON’s annual report and proxy statement, unless IKON receives contrary instructions from a street name holder at that address. IKON will continue to mail a proxy card to each shareholder of record.

If you prefer to receive multiple copies of IKON’s proxy statement and annual report at the same address, you may obtain additional copies by writing to our transfer agent, National City Bank, at 4100 West 150th Street, LOC 01-5352, Cleveland, OH 44135, or by calling (800) 622-6757. Eligible shareholders of record receiving multiple copies of the annual report and proxy statement can request householding by contacting IKON in the same manner.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

This Proxy Statement is accompanied by IKON’s 2007 Annual Report to Shareholders, which includes a copy of the Annual Report on Form 10-K for the year ended September 30, 2007 as filed with the SEC.

MARK A. HERSHEY

Secretary

January 18, 2008

IKON Office Solutions, Inc. c/o National City Bank Shareholder Services Operations Locator 5352 P. O. Box 94509 Cleveland, OH 44101-4509	Vote By Telephone

Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

Vote By Internet

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.

Vote By Mail

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15253.

Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683	Vote by Internet Access the Website and cast your vote: www.cesvote.com	Vote by Mail Return your proxy in the postage-paid envelope provided
Vote 24 hours a day, 7 days a week!

Your telephone or Internet vote must be received by 6:00 a.m. Eastern Time on February 27, 2008 to be counted in the final tabulation.

If you vote by Internet or by telephone, please do NOT mail back your proxy card.
è
ê If voting by mail, fold and detach at perforation before mailing. ê

IKON OFFICE SOLUTIONS, INC.
The Board of Directors recommends a vote “FOR” the proposals on this proxy/voting instruction card described below.

1.	Election of Directors
	(01) Philip E. Cushing	(02) Matthew J. Espe	(03) Thomas R. Gibson	(04) Richard A. Jalkut
	(05) Arthur E. Johnson	(06) Kurt M. Landgraf	(07) Gerald Luterman	(08) William E. McCracken
	(09) William L. Meddaugh	(10) Hellene S. Runtagh	(11) Anthony P. Terracciano

❑ FOR the nominees listed above (except as directed to the contrary below)	❑ WITHHOLD AUTHORITY to vote for all nominees listed above
INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee(s) name in the space provided below.

2.	Ratification of the selection of PricewaterhouseCoopers LLP as IKON’s independent registered public accounting firm for the fiscal year ending September 30, 2008.

❑	FOR	❑ AGAINST	❑ ABSTAIN

❑
Mark here if you plan to attend the 2008 Annual Meeting. In order to attend the meeting, you must present an admission ticket or provide separate verification of share ownership. An admission ticket will be mailed to any shareholder of record who indicates an intention to attend.

Dated

Sign Here

When shares are held by joint tenants, both joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporate entity, sign the full entity name by duly authorized officer.

IF VOTING BY MAIL, PROMPTLY COMPLETE AND RETURN THE PROXY/VOTING INSTRUCTION FORM IN THE ENVELOPE PROVIDED.

YOUR VOTE IS IMPORTANT!
If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope to National City Bank, P.O. Box 535300, Pittsburgh, PA 15253, so your shares are represented at the Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.
ê If voting by mail, fold and detach at perforation before mailing.  ê

PROXY/VOTING INSTRUCTION CARD
IKON OFFICE SOLUTIONS, INC.
This proxy is solicited on behalf of the Board of Directors of IKON Office Solutions, Inc. The undersigned, revoking all prior proxies, hereby appoints Mark A. Hershey and Robert F. Woods, or either of them, each with power of substitution, as proxies for the undersigned to vote all shares of common stock of IKON Office Solutions, Inc. (“IKON”) that the undersigned is entitled to vote at the 2008 Annual Meeting of Shareholders to be held on February 27, 2008, and any adjournments thereof (“2008 Annual Meeting”), as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting. The presence at the 2008 Annual Meeting, in person or by proxy, of at least a majority of the votes entitled to be cast at the meeting constitutes a quorum.
If you are a current or former employee of IKON, this proxy card also provides voting instructions for shares held for your account in the IKON Office Solutions, Inc. Retirement Savings Plan (“Plan”). The trustee for the Plan will vote these shares as you direct in this proxy card. If you do not sign and return a proxy card, the trustee will generally vote your Plan shares in the same ratio as those shares with respect to which the trustee has received instructions from other Plan participants unless contrary to applicable law to do so. In its discretion, the trustee may also determine that if less than a minimal percentage of shares are voted (for example, the trustee used 5% as a minimal percentage last year in connection with IKON’s 2007 Annual Meeting), the trustee may vote any shares not voted by participants in its discretion without regard to the ratio indicated by the voting instructions it received from other participants. If you sign and return a proxy card and fail to specify a choice on any matter, the trustee will vote your Plan shares in accordance with the recommendation of the Board of Directors.
Shares owned by you other than those held in the Plan will be voted only if you sign and return a proxy card, vote by telephone or Internet, or attend the meeting and vote by ballot. If you sign and return a proxy card and fail to specify a choice on any matter, your shares will be voted in accordance with the recommendation of the Board of Directors. If you hold your shares in “street name”, you must contact your broker or other nominee to instruct them how to vote your shares, revoke your proxy, or change your vote.
     DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO CERTAIN MATTERS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.
(continued, and to be signed, on the other side)